UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Expedia Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 26, 2022
Dear Stockholder:
It is my pleasure to inform you that the 2022 Annual Meeting of Stockholders of Expedia Group, Inc. will again be a completely virtual meeting, conducted solely online, on June 16, 2022, beginning at 10:30 a.m. Pacific Time. You will be able to attend the 2022 Annual Meeting by logging in at www.virtualshareholdermeeting.com/EXPE2022.
The attached proxy statement describes how to participate in the 2022 Annual Meeting, how to vote your shares, and the matters to be voted upon.
Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting online, please take the time to vote. You may vote over the internet, as well as by telephone, or by mailing a proxy or voting instruction card. If you participate in the 2022 Annual Meeting, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote (other than shares held through the Company’s 401(k) plan, which must be voted before the meeting).
Sincerely,

Peter Kern
Vice Chairman and Chief Executive Officer
1111 Expedia Group Way W.
Seattle, Washington 98119

__
2022 Annual Meeting Details
June 16, 2022
10:30 a.m.
Pacific Time
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This Proxy Statement and the 2021 Annual Report are available at:
www.proxyvote.com
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Expedia Group, Inc. 1111 Expedia Group Way W.
Seattle, Washington 98119
Notice of 2022 Annual Meeting of Stockholders

The 2022 Annual Meeting of Stockholders of Expedia Group, Inc., a Delaware corporation (“Expedia Group”), will be held online on June 16, 2022, beginning at 10:30 a.m. Pacific Time (the “2022 Annual Meeting”). There will be no physical meeting location for stockholders to attend. Stockholders may participate only by logging in at www.virtualshareholdermeeting.com/EXPE2022, whereupon you will be asked to enter your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the 2022 Annual Meeting will be:

1	To elect the 11 directors named in this proxy statement, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2	To ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2022; and

3	To transact such other business as may properly come before the 2022 Annual Meeting and any adjournments or postponements thereof.

Voting. Only holders of record of outstanding shares of Expedia Group common stock and Class B common stock at the close of business on April 18, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the 2022 Annual Meeting, please consider voting before the meeting at www.proxyvote.com, by calling 1-800-690-6903 or by completing, signing, dating and returning the proxy card. Returning the proxy card does not deprive you of your right to attend and to vote your shares during the 2022 Annual Meeting.
Proxy Materials. We are furnishing proxy materials to our stockholders primarily via the internet instead of distributing printed copies of those materials to each stockholder. By doing so, we believe we can provide our stockholders with the information they need in a more timely manner than if we had elected to distribute printed materials, while reducing the environmental impact of (and lowering the costs associated with) the distribution of our proxy materials. On or about April 26, 2022, we distributed a Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the 2022 Annual Meeting and also provided access to our proxy materials over the internet.
By order of the Board of Directors,
Robert Dzielak | Chief Legal Officer and Secretary
Seattle, Washington
April 26, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY JUNE 16, 2022

The Notice of Annual Meeting, this Proxy Statement and the 2021 Annual Report are available at
www.proxyvote.com.

Expedia Group	i	2022 Proxy Statement

2022 Proxy Statement	ii	Expedia Group

Procedural Matters

Procedural Matters
This proxy statement is being furnished to holders of common stock and Class B common stock of Expedia Group, Inc., a Delaware corporation (“Expedia Group”, the “Company”, "we”, "us”, "our”), in connection with the solicitation of proxies by Expedia Group’s Board of Directors (the “Board” or the “Board of Directors”) for use at its 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2022 Annual Meeting”).
Expedia Group’s principal offices are located at 1111 Expedia Group Way W., Seattle, Washington 98119. This proxy statement and accompanying materials are being made available to Expedia Group stockholders beginning on or about April 26, 2022.
2022 Annual Meeting Information
•Date and Time. The 2022 Annual Meeting will be held “virtually,” via audio webcast, on June 16, 2022 beginning at 10:30 a.m. Pacific Time. There will be no physical meeting location as the meeting will be conducted via an audio webcast.
•Access to the Audio Webcast of the 2022 Annual Meeting and Log in Instructions. As the 2022 Annual Meeting is being conducted via an audio webcast, there is no physical meeting location. The audio webcast of the 2022 Annual Meeting will begin promptly at 10:30 a.m. Pacific Time. Online access to the audio webcast will open approximately 30 minutes before the start of the 2022 Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting before the start time. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting platform's login page.
To attend the 2022 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2022. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
•Submitting Questions at the 2022 Annual Meeting. Once online access to the 2022 Annual Meeting is open, stockholders may submit questions, if any, at www.virtualshareholdermeeting.com/EXPE2022. You will need your unique control number included on your proxy card (printed in the box) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
•Voting Your Shares at the 2022 Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2022 Annual Meeting even if you have previously submitted your vote via proxy. For instructions on how to do so, see the section below titled “Voting Your Shares—Voting at the 2022 Annual Meeting.”

2022 Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Election of 11 Directors	FOR EACH DIRECTOR NOMINEE	19
Ratification of appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2022	FOR	26

2022 Proxy Statement	1	Expedia Group

Procedural Matters
Record Date
The Board of Directors established the close of business on April 18, 2022 as the record date (the "Record Date") for purposes of determining the holders of Expedia Group common stock and Class B common stock entitled to notice of and to vote at the 2022 Annual Meeting. On the Record Date, 157,094,396 shares of common stock and 5,523,452 shares of Class B common stock were outstanding and entitled to vote at the 2022 Annual Meeting.
Quorum
Transaction of business at the 2022 Annual Meeting may occur if a quorum is present. The presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock and Class B common stock, voting together as a single class, constitutes a quorum in respect of matters on which holders of Expedia Group common stock and Expedia Group Class B common stock vote together as a single class. When the holders of Expedia Group Class B common stock vote as a separate class, the presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group Class B common stock constitutes a quorum with respect to such vote. In the election of the three directors whom the holders of Expedia Group common stock are entitled to elect voting as a separate class, the presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock constitutes a quorum. If a quorum is not present for a particular matter, it is expected that the 2022 Annual Meeting will be adjourned or postponed with respect to such matter in order to provide additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the 2022 Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2022 Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
Stockholders who have not already voted by proxy and participate in the 2022 Annual Meeting online at www.virtualshareholdermeeting.com/EXPE2022 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia Group common stock and Class B common stock outstanding on the Record Date and represented by a properly executed proxy will be treated as present and entitled to vote at the 2022 Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes are counted for purposes of determining a quorum.
Voting Rights
Expedia Group stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the Record Date, voting together as a single voting class, in:
•the election of eight of the 11 director nominees, and
•the ratification of the appointment of Expedia Group’s independent registered public accounting firm for fiscal 2022.
Expedia Group stockholders are entitled to one vote for each share of common stock held as of the Record Date in the election of the three director nominees whom the holders of Expedia Group common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation. There is no cumulative voting.

Expedia Group	2	2022 Proxy Statement

Procedural Matters
Solicitation of Proxies
Expedia Group will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by electronic means, by letter, by facsimile, in person or otherwise. Following the initial distribution of the Notice of Annual Meeting of Stockholders and related proxy materials, Expedia Group will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia Group common stock and to request authority for the exercise of proxies. In such cases, Expedia Group, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.
Expedia Group has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia Group stockholders. The fee for such firm’s services is estimated not to exceed $15,000, plus reimbursement for reasonable out-of-pocket costs and expenses.
Voting Your Shares
Voting by Proxy Without Attending the 2022 Annual Meeting
You may direct how your shares are voted by proxy without attending the 2022 Annual Meeting. The manner in which your shares may be voted by proxy depends on the manner in which you hold your shares, as described below:
•Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;
•401(k) plan participant: your shares are held in the Company’s 401(k) plan for employees; or
•Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.
You may vote your shares by proxy in any of the following three ways:
•Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Eastern Time, on June 15, 2022 for shares held in the Company's 401(k) plan and for shares held directly.
•By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m. Eastern Time on June 15, 2022 for shares held in the Company's 401(k) plan and for shares held directly.
•By Mail. Registered stockholders and participants in the Company's 401(k) plan who received printed materials may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes. Beneficial owners who received printed materials may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.
All proxies properly submitted and not revoked will be voted at the 2022 Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this proxy statement.

2022 Proxy Statement	3	Expedia Group

Procedural Matters
If you hold Expedia Group shares in the Company’s 401(k) plan, you must provide the plan trustee with instructions in order to vote these shares. The trustee of the Company’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia Group common stock credited to employee accounts in accordance with such employee’s voting instructions. The trustee will vote the 401(k) plan shares for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.
Expedia Group is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the corresponding stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the 2022 Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.
Voting at the 2022 Annual Meeting
Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2022 Annual Meeting even if you have previously submitted your vote by proxy. If you attend the Annual Meeting online and wish to vote in person, you can request any previously submitted proxy not be used. To vote at the 2022 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2022. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by that broker, trustee or nominee.
Because shares held by participants in the Company’s 401(k) plan may be voted only by the trustee, these shares may not be voted during the 2022 Annual Meeting. Such plan-participants are nevertheless invited to attend the 2022 Annual Meeting and submit questions.
Votes Required and Voting Impact of Abstentions and Broker Non-Votes
Votes Required. Directors are elected by a plurality of votes cast. All other proposals for consideration at the 2022 Annual Meeting require the affirmative vote of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote on the matter for approval.
Abstentions. Abstentions are treated as shares entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present and entitled to vote at the 2022 Annual Meeting (i.e., the independent registered public accounting firm ratification proposal), and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (i.e., the election of directors).
Broker non-votes. If you hold your shares in street name and want your shares to be voted on all matters at the 2022 Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, Nasdaq rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors (resulting in a “broker non-vote”). Broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the 2022 Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered:
•Non-Routine Items. The election of directors is a non-routine item and may NOT be voted on by your broker, bank or other nominee absent your specific voting instructions. Although broker non-votes will be tabulated in respect of this item, any broker non-vote will have no impact on the outcome as such broker, bank or other nominee is not considered entitled to vote.
•Routine Item. The ratification of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2022 is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion, and therefore, broker non-votes are not expected for this matter.

Expedia Group	4	2022 Proxy Statement

Procedural Matters
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the 2022 Annual Meeting by (i) delivering written notice, bearing a date later than your proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet before the vote at the 2022 Annual Meeting, or (iii) attending the 2022 Annual Meeting and resubmitting your vote. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.
Other Business
The Board of Directors does not intend to bring any business before the 2022 Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the 2022 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the 2022 Annual Meeting, the persons designated as proxies will vote on them according to their best judgment.
Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the 2022 Annual Meeting.

2022 Proxy Statement	5	Expedia Group

Corporate Governance and Board of Directors
Corporate Governance and Board of Directors
Board of Directors
The Board of Directors. The Company's business and affairs are overseen by our Board of Directors, which is currently composed of 11 members. There are currently two management representatives on the Board, and of the nine remaining directors, seven are independent. The Board has standing Audit, Compensation and Nominating Committees, each solely composed of independent directors, as well as an Executive Committee. The following changes to the Board’s composition occurred since the beginning of 2021:
•A. George "Skip" Battle resigned, effective January 8, 2021;
•Patricia Menendez Cambo was elected, effective April 5, 2021;
•David Sambur resigned, effective May 14, 2021;
•Jon Gieselman resigned, effective May 24, 2021; and
•Greg Mondre resigned, effective October 15, 2021.
Mr. Mondre and Mr. Sambur were appointed to the Board pursuant to investment agreements dated as of April 23, 2020 with an affiliate of Apollo Global Management, Inc. (“Apollo”) and affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), respectively (together, the “Investment Agreements”). The Investment Agreements raised proceeds in a private placement of shares of a newly created series A preferred stock and warrants to purchase Common Stock. Under the Investment Agreements, each of Apollo and Silver Lake was entitled to one Board representative until such time that Apollo or Silver Lake, as the case may be, ceased to own at least 50% of the series A preferred stock and warrants to purchase Common Stock that it purchased in connection with the Investment Agreements. Mr. Sambur's and Mr. Mondre's respective resignation dates of May 14, 2021 and October 15, 2021 coincide with the respective dates on which Apollo and Silver Lake were no longer entitled to a Board representative under the Investment Agreements.
During 2021, the Board of Directors met four times, and acted by unanimous written consent three times. Each director who was a member of the Board in 2021 attended at least 75% of the aggregate number of meetings of the Board and its committees on which the director served. Each director who was a member of the Board in June 2021 attended the 2021 annual meeting of stockholders, which was also held virtually.
Director Independence. The Board of Directors has determined that seven of the Board’s current 11 directors are “independent directors” as defined by Nasdaq listing rules. The independent directors are Sam Altman, Beverly Anderson, Susan Athey, Chelsea Clinton, Craig Jacobson, Patricia Menendez Cambo, and Julie Whalen. In making its independence determinations, the Board considered applicable legal standards and any relevant transactions, relationships or arrangements, including Ms. Clinton’s service as a member of IAC/InterActiveCorp's (“IAC”) board of directors and legal services provided to a subsidiary of IAC in prior years by the law firm in which Mr. Jacobson is a partner. In addition to satisfying applicable Nasdaq director independence requirements, members of the Audit and Compensation Committees have also satisfied the separate independence requirements applicable to audit committee and compensation committee members under SEC and Nasdaq listing rules. The Board of Directors also previously determined that Messrs. Battle, Sambur, Gieselman and Mondre were "independent directors” as defined by the Nasdaq listing rules.
Board Leadership Structure. Our independent directors meet in regularly scheduled sessions, typically before or after each Board meeting. We do not have a lead independent director or any other formally appointed leader for these independent sessions. The independent membership of our Audit, Compensation and Nominating Committees ensures that only directors without ties to Company management are charged with oversight of financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chairperson of each respective committee (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and approved by the committee since the last regularly scheduled Board meeting.

Expedia Group	6	2022 Proxy Statement

Corporate Governance and Board of Directors
Mr. Diller serves as the Chairman and Senior Executive of the Company, and Mr. Kern serves as the Vice Chairman and Chief Executive Officer of the Company. This leadership structure provides the Company with the benefit of Mr. Diller’s continued oversight of the Company’s strategic goals and vision, coupled with the benefit of a separate full-time Chief Executive Officer dedicated to focusing on day-to-day management, as well as the Company’s strategic goals and vision. The Company believes that this is the most appropriate leadership structure for Company and its stockholders at this time.
Board’s Role in Risk Oversight. As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. The Chairman/Senior Executive, Vice Chairman/Chief Executive Officer, Chief Financial Officer/Chief Strategy Officer and Chief Legal Officer attend quarterly Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Between quarterly meetings, the Chief Financial Officer/Chief Strategy Officer and Chief Legal Officer meet regularly with the Executive Committee, and the members are informed of any immediate risks at such meetings.
The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and risk management policies. The Audit Committee also has oversight responsibility for the Company’s foreign exchange risk management policy and investment management policy. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer/Chief Strategy Officer, Chief Legal Officer, Vice President of Internal Audit, Chief Accounting Officer and Treasurer. The Audit Committee also receives regular reports from the Company’s Chief Information Officer regarding the Company’s technology infrastructure and cybersecurity matters. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations. The Audit Committee also reviews and approves the annual internal audit plan. The Compensation Committee annually reviews the potential risk to the Company from its compensation programs and policies, including any incentive plans, and whether such programs and policies incentivize unnecessary or excessive risk taking. The Chair of the Audit Committee and the Chair of the Compensation Committee each make regular reports to the full Board.

2022 Proxy Statement	7	Expedia Group

Corporate Governance and Board of Directors
Board Diversity
The Board believes that it is essential for its membership to represent a wide range of perspectives, skills and experiences, in order to achieve the best outcomes. As such, the Board is committed to increasing the diversity of its membership, including with respect to identity representation, geography and expertise. In each of 2019, 2020 and 2021, a female member was appointed to the Board. Additionally, two of the 11 current directors identify as a member of a racially, ethnically or other underrepresented group and one identifies as a member of the LGBTQ+ community, as further detailed in the matrix below.

Board Diversity Matrix
Total Number of Directors	11
	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity
Directors	5	4	—	2
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	2

Expedia Group	8	2022 Proxy Statement

Corporate Governance and Board of Directors
Board Committees
The Audit, Compensation, and Nominating Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediagroup.com. The following table sets forth the members of each standing committee.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee

Barry Diller			■
Peter Kern			■
Samuel Altman(1)
Beverly Anderson(1)(2)		■
Susan Athey(1)
Chelsea Clinton(1)		£		■
Craig Jacobson(1)	■	■		£
Dara Khosrowshahi
Patricia Menendez Cambo(1)(3)	■
Alex von Furstenberg
Julie Whalen(1)	£

■	Member	£	Chair
(1)Independent director.
(2)Ms. Anderson was appointed to the Compensation Committee, effective July 15, 2021.
(3)Ms. Menendez Cambo was elected to the Board, effective April 5, 2021. Ms. Menendez Cambo was appointed to the Audit Committee, effective April 5, 2021, replacing A. George "Skip" Battle, who resigned, effective January 8, 2021.
Audit Committee. The Audit Committee of the Board of Directors is currently composed of three directors: Ms. Whalen, Ms. Menendez Cambo, and Mr. Jacobson. Ms. Whalen is the Audit Committee's Chair.
The Board has determined that (i) each of the directors serving on our Audit Committee is independent within the meaning of the SEC rules and Nasdaq Marketplace Rules and is able to read and understand fundamental financial statements as required by Nasdaq Marketplace Rules, and (ii) Ms. Whalen is an “audit committee financial expert,” as defined under the SEC rules.
The Audit Committee operates pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the current Audit Committee charter is available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Charter, including monitoring: (1) the integrity of the Company’s financial reporting process, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of Company’s internal audit function and the independent registered public accounting firm and (4) the Company’s compliance with legal and regulatory requirements.
The Audit Committee met eight times in 2021. The formal report of the Audit Committee with respect to the year ended December 31, 2021, is set forth under the heading “Audit Committee Report” below.

2022 Proxy Statement	9	Expedia Group

Corporate Governance and Board of Directors
Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of three directors: Ms. Clinton, who is also Chair, Mr. Jacobson, and Ms. Anderson, who was appointed to the Compensation Committee on July 15, 2021. In 2021, the Compensation Committee met eight times and acted by unanimous written consent four times.
The Board has determined that each Compensation Committee member (i) satisfies applicable SEC and Nasdaq independence requirements; and (ii) has never been an employee of Expedia Group.
The Compensation Committee is responsible for, among other matters, (1) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, (2) approving grants of equity awards, (3) oversight of the Company’s succession plans relating to members of the Company’s senior management team other than the Chief Executive Officer, (4) oversight and administration of compensation-related policies applicable to the Company’s senior management, and (5) oversight and guidance on the Company’s strategic inclusion and diversity initiatives and establishing the Company’s general compensation philosophy and oversight of compensation and benefits programs. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis”.
Compensation Consultant Independence. During 2021, the Compensation Committee retained the compensation consulting firm, Compensia, Inc. (“Compensia”), as its independent consultant to conduct a review of Expedia Group’s compensation peer groups, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions. Additionally, and at the Compensation Committee's direction, Compensia rendered advice in connection with 2021 equity award grants to certain Expedia Group executive officers and Mr. Kern's employment and compensation arrangements, among other matters, as further detailed below in the section entitled, "Compensation Discussion and Analysis - Role of Compensation Consultants." The Compensation Committee considered various factors bearing upon Compensia’s independence including, but not limited to, the fees received by Compensia from Expedia Group as a percentage of Compensia’s total revenue; Compensia’s policies and procedures designed to prevent conflicts of interest; and any business or personal relationships that could impinge on Compensia’s independence. Upon completion of its review, the Compensation Committee determined that Compensia was independent and that its engagement did not present any conflicts of interest.
Compensation Policies and Practices Risk Assessment. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Nominating Committee. The Nominating Committee of the Board of Directors is currently composed of two directors: Ms. Clinton and Mr. Jacobson. The Board has determined that each member of the Nominating Committee is independent under Nasdaq rules. The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members; (ii) recommending director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board as necessary; and (iii) making recommendations with respect to the compensation and benefits of directors. In 2021, the Nominating Committee acted by written consent twice.
Executive Committee. The Executive Committee of the Board of Directors is currently composed of two directors: Mr. Diller and Mr. Kern. In 2021, the Executive Committee acted by unanimous written consent four times. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law.
Other Committees. On December 3, 2019, the Board formed a Special Litigation Committee, to investigate and evaluate claims raised in a consolidated action captioned “In re Expedia Group Stockholders Litigation” and filed against the Company and all then-current and one former member of the Board (the “Litigation”). The Board appointed Ms. Whalen and Mr. Gieselman — both independent, non-management directors who were not members of the Board at the time of the challenged transaction — to a Special Litigation Committee. On March 23, 2021, Mr. Geiselman stepped down from the Special Litigation Committee. On January 19, 2022, the presiding court entered its settlement order dismissing the Litigation with prejudice and extinguishing and releasing the claims that were or would have been asserted in the Litigation against the defendants and related persons, thereby ending the matter (as further detailed under "Part I. Item 3. - Legal Proceedings" in the Company's most recent annual report on Form 10-K). On March 3, 2022, the Board dissolved the Special Litigation Committee.

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Director Nominations
The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members, consistent with criteria established by our Board, and recommends candidates for nomination and election to the Board. The Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The Nominating Committee may also engage outside search firms, consultants and other advisers, at the Company’s expense, to identify, screen and/or evaluate suitable candidates. The Nominating Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.
The Board does not have specific requirements for eligibility to serve as a director of Expedia Group. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers whether the professional and personal ethics and values of the candidate are consistent with those of Expedia Group, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia Group, including in providing a mix of directors that represent a diversity of experiences, characteristics, attributes, skills and backgrounds, including diversity with respect to race, gender, geography, and areas of expertise. The Nominating Committee directs any search firm it engages to include qualified women and minority candidates with a diversity of race/ethnicity and gender in the initial pool presented to the Nominating Committee for consideration. The Nominating Committee also considers whether a candidate is willing and able to devote the necessary time and energy to the work of the Board, and is prepared and qualified to represent the best interests of Expedia Group’s stockholders.
The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically the Company has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the individual making the recommendation as a stockholder and provide evidence of such stock ownership, and provide a brief summary of the candidate’s qualifications and experience under the criteria noted above, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a qualified director nominee as described above, the recommendation will be shared with the entire Board.
Communications with the Board
Expedia Group stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).
Compensation of Non-Employee Directors
The Board of Directors, based on recommendations from the Nominating Committee, has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide the competitive compensation necessary to attract and retain high quality non-employee directors, and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders. Mr. Mondre and Mr. Sambur were not entitled to compensation during their service as Board members.
Expedia Group employees do not receive compensation for serving as a Board member. Other than Mr. Mondre and Mr. Sambur, each non-employee director of Expedia Group who served on the Board during 2021 was entitled to receive the following compensation:
•an annual retainer of $45,000, paid in equal quarterly installments;

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•a grant of RSUs with a value of $250,000 (based on the closing price of Expedia Group’s common stock on the Nasdaq Stock Market on the day before the grant), upon such director’s initial election to office or at the time such director first became eligible to receive compensation for service as a director, and annually thereafter on June 1, with such RSUs to vest in three equal installments commencing on the first anniversary of the grant date. In the event of a change in control as defined in the Fifth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia Group 2005 Plan”), the RSUs shall vest automatically in full as set forth in the “Form of Expedia Group, Inc. 2020 Restricted Stock Unit Agreement (Directors)” included as an exhibit to the Company's most recent Annual Report on Form 10-K.
•an annual retainer of $20,000 for each member of the Audit Committee (including the Chair), $15,000 for each member of the Compensation Committee (including the Chair) and $17,500 for each member of the Nominating Committee (including the Chair);
•a supplemental annual retainer of $15,000 for the Chair of the Audit Committee and $15,000 for the Chair of the Compensation Committee; and
•a quarterly retainer of $20,000 for the member of the Special Litigation Committee.
Expedia Group reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.
Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to its members, designed to further align the interests of the directors with the interests of the Company's stockholders. The director stock ownership guidelines apply to "Covered Directors": all directors except those who are subject to the Company’s Executive Stock Ownership Guidelines.
Covered Directors are encouraged during their tenure to hold a number of shares of Expedia Group common stock, the aggregate value of which is equal to (or greater than) five times the annual cash retainer amount (currently $45,000, with the current holding requirement thereby equal to $225,000). Covered Directors have five years to satisfy the holding requirement. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have five years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on April 18, 2022, each Covered Director held shares of Expedia Group common stock with a value greater than $225,000, except Ms. Menendez Cambo, who was elected to the Board in April 2021 and is in the process of satisfying the guidelines' holding requirement.
Non-Employee Director Deferred Compensation Plan
Under the Company's Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied towards the purchase of share units, representing the number of shares of Expedia Group common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia Group common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election. Mr. Altman, Ms. Clinton and Mr. Khosrowshahi elected to defer 100% of their 2021 director fees towards share units.
Hedging Policy
The Expedia Group, Inc. Securities Trading Policy prohibits directors from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions.
2021 Director Compensation
As employee directors, Mr. Diller and Mr. Kern did not receive compensation for service as directors for 2021; and Mr. Sambur and Mr. Mondre, who resigned from the Board of Directors on May 14, 2021 and October 15, 2021, respectively, were not entitled to

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and did not receive compensation for their service as directors. The following table shows compensation information for all other directors, including former directors and a director emeritus, who received compensation for their Board service during 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Samuel Altman(*)(†)	33,750	250,362	—	284,112
Beverly Anderson(4)	36,929	250,362	—	287,291
Susan Athey(†)	33,750	250,362	—	284,112
Chelsea Clinton(5)(*)(†)	69,375	250,362	—	319,737
Jon Gieselman(6)	49,472	—	—	49,472
Craig Jacobson(7)	73,125	250,362	—	323,487
Dara Khosrowshahi(*)(†)	33,750	250,362	—	284,112
Patricia Menendez Cambo(8)	31,786	500,486		532,272
Alex von Furstenberg(†)	33,750	250,362	—	284,112
Julie Whalen(9)	140,000	250,362	—	390,362
Jonathan Dolgen(10)	37,500	—	—	37,500
A. George "Skip" Battle(11)	1,444	—	—	1,444
(1)This column reports the amount of cash compensation earned in 2021 for Board and committee service, including amounts deferred at the director’s election.
(2)Reflects aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia Group common stock on the Nasdaq Stock Market on the first trading day immediately preceding the grant date.
(3)As of December 31, 2021, each of Ms. Athey, Ms. Clinton, Mr. Jacobson, Mr. Khosrowshahi and Mr. von Furstenberg had 4,234 RSUs outstanding; Ms. Anderson had 3,185 RSUs outstanding; Mr. Altman had 4,144 RSUs outstanding; Mr. Dolgen had 725 RSUs outstanding; Ms. Menendez Cambo had 2,833 RSUs outstanding; and Ms. Whalen had 4,203 RSUs outstanding.
(4)Ms. Anderson was appointed to the Compensation Committee on July 15, 2021.
(5)Ms. Clinton was Chair of the Compensation Committee and a member of the Nominating Committee during 2021.
(6)Mr. Gieselman stepped down as a member of the Special Litigation Committee, effective March 23, 2021, and resigned from the Board, effective May 24, 2021.
(7)Mr. Jacobson was a member of each of the Audit, Compensation and Nominating Committees during 2021.
(8)Ms. Menendez Cambo was elected to the Board and appointed to the Audit Committee, effective April 5, 2021.
(9)Ms. Whalen was Chair of the Audit Committee and a member of the Special Litigation Committee during 2021.
(10)Mr. Dolgen served as a director emeritus during 2021.
(11)Mr. Battle resigned from the Board, effective January 8, 2021.
(*)    Mr. Altman, Ms. Clinton and Mr. Khosrowshahi elected to defer 100% of their 2021 director fees towards share units pursuant to the Director Deferred Compensation Plan.
(†)    Mr. von Furstenberg previously elected to defer his 2015, 2016, 2017 and 2018 director fees pursuant to the Director Deferred Compensation Plan; each of Ms. Athey, Ms. Clinton and Mr. Khosrowshahi previously elected to defer 2018 director fees pursuant to the Director Deferred Compensation Plan; and in 2020 Mr. Khosrowshahi elected to defer 100% of his fees and Ms. Clinton elected to defer 50% of her fees pursuant to the Director Deferred Compensation Plan. At December 31, 2021, Mr. Altman held a total of 202.719 share units; Ms. Athey held a total of 389.253 share units; Ms. Clinton held a total of 1,278.333 share units; Mr. Khosrowshahi held a total of 1,146.455 share units; and Mr. von Furstenberg held a total of 1,546.11 share units.
Compensation Committee Interlocks and Insider Participation
In 2021, the Board of Directors had a Compensation Committee, composed of Ms. Anderson (since her July 15, 2021 appointment), Ms. Clinton, and Mr. Jacobson. During the year ended December 31, 2021, none of Ms. Clinton, Ms. Anderson or Mr.

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Jacobson, was an officer or employee of Expedia Group, formerly an officer of Expedia Group, or an executive officer of an entity for which an executive officer of Expedia Group served as a member of the Compensation Committee or as a director.
Section 16(a) Beneficial Ownership Reporting Compliance
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, Expedia Group officers and directors and persons who beneficially own more than 10% of a registered class of Expedia Group’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Expedia Group with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, we believe that all of the Company’s directors, officers and 10% beneficial holders complied with their applicable reporting requirements with respect to transactions during 2021, except (i) the Form 4 filed February 18, 2021, reporting the February 15, 2021 vesting of RSUs previously granted to Mr. Diller, was filed one day late owing to an administrative error; and (ii) the Form 4 filed on September 9, 2021, reporting seven changes in beneficial ownership transactions from August 28, 2020 through September 7, 2021 for Jonathan Dolgen, a Director Emeritus of the Company, was filed late in respect of the first six transactions reported therein, also owing to an administrative error.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics for Directors and Senior Financial Officers (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, and is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is posted on our corporate website at www.expediagroup.com/Investors under the “Corporate Governance” tab. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer and Controller, we will disclose the nature of the amendment or waiver on that website or in a report on Form 8-K filed with the SEC.
Environmental, Social and Governance Initiatives ("ESG")
Governance
We recognize that effective corporate governance is the essential foundation for our environmental and social initiatives. From our CEO and senior management team and throughout our organization, we are relentlessly exploring ways to use our deep understanding of, and leadership in, the travel industry to make a positive impact on the world.
Our Board of Directors, including its Executive Committee, provides insight, feedback, and oversight of a broad range of our ESG initiatives. In addition, our Compensation Committee provides oversight and guidance on our inclusion and diversity policies and practices.
Described below are four of what we believe to be the most important pillars of our ESG program.
Responsible, Sustainable Travel – Accessible to All
Travel connects people – physically, culturally, emotionally. When done responsibly, it can be a force for economic growth, social equity and community empowerment. That's why we are committed to developing services and resources that help make travel more inclusive, and accessible to all, while empowering travelers to choose destinations thoughtfully, get there sustainably, and explore responsibly.
We work with our travel industry partners around the world to promote sustainability, and we give travelers clear information about travel companies and destinations that have demonstrated a commitment to sustainability. In 2019, we partnered with UNESCO and the Tourism Authority of Thailand to launch the pilot of the UNESCO Sustainable Travel Pledge. By signing the Pledge, partners publicly commit to actions that will reduce the environmental impact of their businesses, raising awareness to travelers and helping them make more sustainable travel choices. Since its inception, the UNESCO Sustainable Travel Pledge has grown to include over 9,000 travel industry signatories, including major global hotels and hospitality chains, creating unique connections across the travel industry, and inculcating a travel ecosystem that supports sustainable tourism.

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Aligned with our mission of using travel as a force for good, we are committed to making it accessible to all. In 2021, following in-depth data analysis, we doubled down on prioritizing initiatives for travelers with accessibility needs, who represent approximately 26% of the U.S. adult population (per the U.S. CDC), yet remain underserved, leading to poor travel experiences. We improved accessibility filters on Expedia.com by expanding the range of filter options to include elevator access, service animals' accommodations, roll-in shower access and sign-language staff availability, among others, resulting in greater accessibility filter engagement.
Finally, we continue to explore ways in which we can leverage our unique capabilities to actively improve natural spaces, thereby broadening the range of responsible, sustainable choices available to our travelers. By harnessing our strategic partnerships and company resources, we can lend powerful support to initiatives that protect wildlife and help local biodiversity thrive. For example, in November 2021, we announced we will no longer sell or promote attractions and activities that include performances, interactions and swimming experiences with captive dolphins and whales.
Environmental Sustainability
Embedding sustainability into our operations – from implementing efforts to reduce emissions, to using resources more efficiently, to collaborating with the wider travel industry – are some of the ways we will help strive to preserve the environment for future generations of travelers to discover and enjoy.
In 2017, we achieved carbon neutral status for our operations (encompassing our Scope 1 and Scope 2 emissions, plus the portion of our Scope 3 emissions attributable to employee work-from-home electricity use, business travel, commutes, and office waste), and we have maintained such status, through a combination of internal emissions reductions, Green-e® Climate Certified Renewable Energy Credits, and Verified Carbon Offsets. In connection with our ongoing efforts to offset the electricity consumption of our global offices, for 2021 we purchased local-market, verified renewable energy certificates corresponding to 100% of our estimated 2021 global office electricity consumption.
Additionally, we achieved operational emissions reductions through our recent transition to cloud-based IT infrastructure. By migrating our product, data storage and other key elements of our IT footprint to the cloud, we improved the efficiency of our server utilization rate, saving costs and lowering the emissions associated with our data management systems. As part of the next phase of this transition, we will pursue constructive dialogues with our third-party cloud providers focusing on increasing the proportion of renewable energy used to power these data centers.
Another key area where we can directly reduce our environmental impact is in our facilities and offices. In 2019 we opened our Seattle, Washington HQ campus, which was designed with sustainability at the forefront. In 2021, the campus was awarded Gold LEED certification for its enhanced efficiency, reduced emissions and waste production, and sustainable materials use. Throughout 2021, we continued to update the site to enhance the value of outdoor spaces and boost local biodiversity.
In addition to LEED, our HQ campus was one of the first in the United States to be awarded Salmon-Safe Certification, one of the nation’s leading regional eco-labels, which aims to ensure Pacific salmon can thrive in West Coast watersheds. This certification recognizes that our campus site is a net positive contributor to local watershed health and the local ecosystem.
For our leased office spaces, we are exploring ways to improve sustainability by engaging with building owners and managers on their own commitments to more environmentally friendly operations, and by developing Internal Green Leasing and Green Office guidelines to support these efforts and ensure employees understand their role in raising the sustainability credentials of all our sites.
We are proud of our company-wide sustainability initiatives; and yet we understand that effecting profound, lasting change often depends on the individual efforts and choices of our employees. We continue to encourage small, everyday changes – such as avoiding single use plastics, reducing personal vehicle commuting, and encouraging office composting – that can add up to a bigger impact. In 2021 we also began developing the roadmap toward our ultimate goal of aligning with Net Zero – in both our own operations, and up and down our value chain, including the wider travel industry as a whole. We recognize that this project is as ambitious as it is important, and that success will depend on the support and concerted action of a wide range of stakeholders, including our travel industry partners and peers. In view of this undertaking, we have expanded our staff dedicated to sustainability, and are improving the scope and precision of our greenhouse gas (GHG) inventory. One of our first initiatives looking beyond our own previously discussed operations will involve enhancing the depth and clarity of information on sustainability presented to our customers, thereby empowering travelers to choose more sustainable travel options.

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Community Engagement
One impactful way we can effect positive global change is by offering support on a local scale through the communities where our employees live and work across the globe. We are committed to giving back to the communities we call home by donating time, resources, and passion to support causes close to our hearts. Below are three examples of significant 2021 community engagement initiatives:
•Driving Global Vaccine Equity. Vaccinations represent a key step to getting travel back on track; however, in August 2021, only a quarter of the global population was fully immunized against COVID-19. In response, we launched the “Give the World a Shot” initiative – a joint endeavor with UNICEF to enhance vaccination rates. Throughout August, for every transaction completed via an Expedia Group mobile app the Company made a $2 donation to UNICEF’s vaccination efforts. By the end of the campaign, approximately $10.5 million had been donated – enough to get three million people vaccinated and the travel industry one step closer to recovery.
•Sharing the Value of Renting. Investing, volunteering, and caring for our communities means working to ensure the travel industry – and rental businesses more specifically – can support local growth. Vrbo is working to become a platform where rental hosts, local stakeholders, and decision-makers come together on fair rental regulations and boosting the shared benefits of this market. We are proud to be a founding partner of Rent Responsibly, a network connecting rental owners and managers with local businesses, ally organizations, government officials, and communities for the good of the industry, whose mission is to help hosts educate themselves and their communities on the value of short-term rentals in a sustainable tourism landscape. The organization also helps officials understand what fair and effective policies look like at the community level. Through our partnership with Rent Responsibly and its rapidly expanding network of local alliances across the United States, we are demonstrating that collaboration among industry organizations, partners, and government entities is key to effective advocacy.
•Expanding Clean Water Access. During World Water Day 2021, the nonprofit Planet Water Foundation continued to deliver life-changing solutions to communities through their annual Project 24 initiative. Expedia Group invested in one of these solutions for two schools in Siem Reap, Cambodia. Our funding supported the installation of a water filtration system that provides enough clean water to meet the daily drinking requirements of up to 1,800 students and community members. A new surface disinfection system will enable efficient sanitation processes in the two schools while the foundation’s Water-health and Hygiene Education Program will equip children with important information on health. This project represents the sixth Planet Water Foundation effort we have supported in the past three years. In addition to such financial support, our employees have donated time and expertise to Planet Water Foundation’s initiatives across Indonesia and Cambodia, bridging the access gap to clean, drinkable water.
Human Capital Management
People, Company Culture and Total Rewards
At Expedia Group, our mission is to power global travel for everyone, everywhere. We believe travel is a force for good, and we are committed to making it more accessible, equitable and enjoyable for everyone. As of December 31, 2021, we have a team of 14,800 employees across more than 50 countries focused on using our extensive data and technology to create amazing travel experiences, with nearly half of our people working in technology roles.
We are focused on going above and beyond to take care of our employees – giving them opportunities to grow and develop, provide benefits that allow them to fuel their passion for travel, and resources to help them take care of their well-being. While the competition for talent is fierce, particularly in the United States and Seattle, where our headquarters are located, we believe we offer something different: An opportunity to strengthen connections, broaden horizons and bridge divides through travel. We know

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the power of travel and understand the amazing things we can achieve by making it more accessible to everyone. And we are focused on attracting and retaining the best and brightest people to help us do that. To that end, we offer competitive compensation and differentiated benefits, including healthcare and retirement programs, wellness and travel reimbursement, an employee assistance program, an employee stock purchase program, time-off programs, volunteer days off, a transportation program, onsite medical care and travel discounts, among others.
Inclusion and Diversity
To best serve our employees, travelers, partners and community, we are building inclusive and diverse workplaces that prioritize and value a sense of belonging, respect, voice and equal opportunity and access with initiatives such as:
•Employee-led Inclusion Business Groups, which are employee resource groups focused on creating community for underrepresented identities related to race, ethnicity, sexual orientation, military status, disability and gender, as well as allyship;
•Learning programs addressing and removing bias and exclusive practices within traditional recruitment, hiring and marketing processes;
•An employee onboarding program that includes a robust focus on intercultural awareness, ally skills, decoding bias and our Inclusion Business Groups;
•Employment and hiring targets for women to occupy 50% of roles at all levels by the end of 2025 and for 25% of U.S. external hires to come from racially and ethnically underrepresented groups;
•The utilization of employee surveys and external benchmarking to understand and address identity-based trends in order to set clear goals, create strategies and measure progress for increased headcount, hiring, compensation, advancement and retention of underrepresented employee groups; and
•Programs with our travel partners to focus on underserved travelers and drive industry engagement related to inclusion and diversity, and participation in outreach related to these efforts in local and global communities.
Recognition
We are proud of the recognition we receive for our inclusion and diversity initiatives and our efforts to build a great workplace. Below is a selection of some of our most recent awards:
•Great Place To Work® Certified (June 2021)
•2021 Washington’s Best Workplaces (Puget Sound Business Journal, June 2021)
•Best Places to Work for LGBTQ+ Equality (Human Rights Campaign, 2022)
•Best Places to Work for Disability Inclusion (Disability Equality Index, 2021)
•Forbes 2021 World’s Best Employers (October 2021)
•Financial Times Diversity Leader (2022)
COVID-19 Response
As the COVID-19 pandemic has continued, our employees remain focused on providing positive experiences for travelers. Most of our offices were closed for significant portions of 2020 and 2021 to ensure the health and safety for our employees who transitioned to working remotely. We have now reopened the majority of our global offices with additional safety measures including contact tracing, enhanced cleaning, and ongoing communications. We continue to actively monitor health and safety guidance from local governments. We also took several actions to provide additional support to our employees during this period, including:
•The continued expansion of our wellness reimbursement program, which provides reimbursement for certain health and wellness expenses, to allow employees to use the benefit for the purchase of home office equipment, virtual mental and

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emotional health services amongst providing the flexibility to avail any well-being related goods and services for themselves and their families;
•Recognizing the need for greater wellness assistance, we provided employees with the flexibility to use our travel reimbursement benefit program for health and wellness expenses and vice versa. We also launched a global chat-based mental health clinical support resource for employees to expand access to these services;
•Maintaining a COVID-19 Resource Center, providing quick access to important resources for employees working from home, including mental and physical health resources, access to our employee assistance program, regular updates from our Inclusion & Diversity Team, social discussion forums, locally organized vaccination drives, and regular updates on office closings and re-openings; and
•A Junior Journeys and a YMCA partnership, focused on connecting employees who are caregivers to resources that provide needed support for children, including homework help, IT support and storytelling.

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Proposal 1

Election of Directors

Board of Director Nominees
At the 2022 Annual Meeting, a board of 11 directors will be elected to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). All of the nominees were elected as directors by stockholders at the 2021 annual meeting of stockholders and are being presented for re-election at the 2022 Annual Meeting. The directors below are recommended by the Nominating Committee and nominated by the Board of Directors to be elected as directors at the 2022 Annual Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected.
Expedia Group’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently three directors. The Board has designated Ms. Anderson, Ms. Menendez Cambo, and Ms. Whalen as nominees for the positions on the Board to be elected at the 2022 Annual Meeting by the holders of Expedia Group common stock, voting as a separate class (together, the “Common Stock Nominees”), and Mr. Altman, Ms. Athey, Ms. Clinton, Mr. Diller, Mr. Jacobson, Mr. Kern, Mr. Khosrowshahi, and Mr. von Furstenberg as nominees for the positions on the Board to be elected at the 2022 Annual Meeting by the holders of Expedia Group common stock and Class B common stock, voting together as a single class (the “Combined Stock Nominees”). Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.
The name and certain background information regarding each nominee, as of April 18, 2022, are set forth below. Except as noted, there are no family relationships among directors or executive officers of Expedia Group. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills, each nominee has demonstrated business acumen and an ability to exercise sound judgment. Several of our director-nominees also have extensive management experience in complex organizations.
Our Board of Directors unanimously recommends that you vote FOR each of these director nominees.

2022 Proxy Statement	19	Expedia Group

Proposal 1

Chairman of the Board & Senior Executive Director Since | 2005 Age | 80
Mr. Diller has been the Chairman of the Board and Senior Executive of Expedia Group since the completion of the Company’s spin-off from IAC/InterActiveCorp (“IAC”) on August 9, 2005 (the “IAC/Expedia Group Spin-Off”). Mr. Diller held the positions of Chairman of the board and Chief Executive Officer of IAC and its predecessors since August 1995 and ceased serving as Chief Executive Officer in November 2010. Mr. Diller served as Special Advisor to TripAdvisor, Inc., an online travel company, from April 2013 through March 2017, was TripAdvisor’s Chairman of the board and Senior Executive from December 2011, when it was spun off from the Company (the “TripAdvisor Spin-Off”), until December 2012, and served as a member of its board of directors until April 2013. Mr. Diller served as the non-executive Chairman of the board of Ticketmaster Entertainment, Inc. from 2008 to 2010, when it merged with Live Nation, Inc. to form Live Nation Entertainment, Inc. Mr. Diller served as the non-executive Chairman of the board of Live Nation Entertainment, Inc. from January 2010 to October 2010 and was a member of its board of directors until January 2011. He also served as Chairman of the board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) from November 2013 through January 2017. Mr. Diller currently serves on the boards of the Coca-Cola Company and MGM Resorts International. Mr. Diller is also a member of The Business Council, and serves on the Dean’s Council of The New York University Tisch School of the Arts, the Board of Councilors for the School of Cinema-Television at the University of Southern California, the Advisory Board for the Peter G. Peterson Foundation and as Chairman of Little Island.

Board Membership Qualifications: As result of his involvement with Expedia Group both while it was operated within IAC and since the IAC/Expedia Group Spin-Off, Mr. Diller has a great depth of knowledge and experience regarding Expedia Group and its businesses. Mr. Diller has extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also is a significant stockholder of Expedia Group.

Expedia Group	20	2022 Proxy Statement

Proposal 1

Vice Chairman & Chief Executive Officer Director Since | 2005 Age | 54	Mr. Kern has been a director of Expedia Group since completion of the IAC/Expedia Group Spin-Off, has served as Vice Chairman of Expedia Group since June 2018, and has served as Chief Executive Officer of Expedia Group since April 2020. Mr. Kern served on the board of directors of Tribune media Company from October 2016 through the completion of Tribune Media’s merger with Nextstar Media Group, Inc. in September 2019, and served as Tribune Media’s Chief Executive Officer from March 2017 through September 2019. Mr. Kern is a Managing Partner of InterMedia Partners VII, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Mr. Kern also currently serves as Chairman of the board of directors of Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company and as Chairman of the Supervisory Board of trivago N.V., a majority-owned subsidiary of Expedia Group, as well as on the boards of several private companies. Mr. Kern holds a B.S. degree from the Wharton School at the University of Pennsylvania.

Board Membership Qualifications: Through his extensive background in private equity and as a director of both public and private companies, as well as prior experience in senior executive positions, Mr. Kern has a high level of financial and management expertise and background in analyzing investments and strategic transactions.

Director Since | 2019 Age | 36	Mr. Altman has been a director of Expedia Group since September 2019. He is the Chief Executive Officer and a member of the board of directors of OpenAI, an organization dedicated to ensuring artificial intelligence benefits all of humanity. From February 2014 through March 2019, he served as President of Y Combinator, a provider of advice and seed financing for startups. Earlier in his career, Mr. Altman, co-founded Loopt, Inc., a provider of mobile location-based services, and served as its Chief Executive Officer until it was acquired by Green Dot Corporation in March 2012, after which he held a number of senior executive positions at Green Dot, including Executive Vice President, Mobile Products and Technology, through December 2013, and served as a member of its board of directors from March 2013 through April 2016. Mr. Altman has also been the General Partner of Hydrazine Capital, an early-stage venture capital firm, since April 2012. He has invested in a number of private companies, including Reddit, Inc., which operates a social sharing and aggregation website, and Helion Energy, Inc. and Oklo, Inc., which are both developing clean energy solutions. He currently serves on the board of directors of all three companies and as Chairman of Helion and Oklo.

Board Membership Qualifications: Mr. Altman has extensive technology experience and expertise, including in the mobile technology and artificial intelligence fields. He also brings valuable perspectives from his work with companies that are implementing rapid technological changes.

2022 Proxy Statement	21	Expedia Group

Proposal 1

Director Since | 2020 Age | 58	Ms. Anderson has been a director of Expedia Group since December 2020. She served as the President of Global Consumer Solutions at Equifax from December 2019 to January 2022, where she was responsible for the strategy, development, growth and profitability of direct and indirect businesses serving consumers with credit, identity and financial education products and services. Prior to joining Equifax, Ms. Anderson was the Executive Vice President of Cards and Retail Services at Wells Fargo where she led consumer credit cards, co-brand cards, loyalty solutions, retail finance, digital payments and enablement capabilities, having previously held leadership roles managing auto loans, personal lines and loans, servicing, loan operations, collections and fraud operations since joining Wells Fargo in February 2012. Ms. Anderson currently serves on the Board of the African-American Alumni Association and received the Kenneth A. Powell Award for Professional Achievement from the HBS African-American Student Union in 2019. She also served as a Board member of the Equifax Foundation until December 2021. Ms. Anderson is a former chair of the Card Policy Council of the American Banker Association and a former Board Chair of the Council of Urban Professionals. Black Enterprise named Ms. Anderson one of its Most Powerful Women in Corporate America in 2019. She was recently named of one of the Top 20 Women in Digital Commerce by CardLinx. Ms. Anderson graduated summa cum laude with a BS in Business from Florida A&M University and received her MBA with distinction from Harvard Business School.

Board Membership Qualifications: Ms. Anderson provides valuable expertise as a leader of consumer-facing businesses, as well as her extensive knowledge of, and experience in, consumer finance and payments matters.

Director Since | 2015 Age | 51	Professor Athey has been a director of Expedia Group since December 2015. Professor Athey is the Economics of Technology Professor at Stanford Graduate School of Business. Her research and teaching cover the economics of the internet and digital marketplaces, marketplace design, auctions, platform businesses, online advertising, artificial intelligence, and statistical methods for causal inference. She previously taught at the economics departments at MIT, Stanford and Harvard. In 2007, Professor Athey received the John Bates Clark Medal, awarded by the American Economic Association to “that American economist under the age of forty who is adjudged to have made the most significant contribution to economic thought and knowledge.” She was elected to the National Academy of Science in 2012 and to the American Academy of Arts and Sciences in 2008, and became President-elect of the American Economic Association in 2021. She serves on the board of directors of Ripple, a financial services technology startup; Rover, peer-to-peer pet care marketplace; Turo, a peer-to-peer car rental marketplace; and Innovations for Poverty Action, a non-profit. Professor Athey has also been a director of LendingClub Corporation since March 2018. Professor Athey received her bachelor’s degree from Duke University in economics, computer science, and mathematics and her Ph.D. in economics from Stanford. She also holds an honorary doctorate from Duke University.

Board Membership Qualifications: Professor Athey brings to our Board significant experience as leading expert in the field of economics of the internet and technology, having advised governments and businesses on marketplace design, platform strategy, and artificial intelligence, which are directly relevant to Expedia Group’s businesses.

Expedia Group	22	2022 Proxy Statement

Proposal 1

Director Since | 2017 Age | 42	Ms. Clinton has been a director of Expedia Group since March 2017. She is a best-selling author and advocate for the advancement of women and children around the world. Ms. Clinton has served as Vice Chair of the Clinton Foundation since March 2013, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Prior to assuming this role, Ms. Clinton served as a member of the Board of Directors of the Clinton Foundation from September 2011. Ms. Clinton has also served as a member of the Board of Directors of the Clinton Health Access Initiative since September 2011. Ms. Clinton also teaches at the Columbia University Mailman School of Public Health. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university’s Global Expansion Program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC news. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton also currently serves on the Board of Directors of IAC, The School of American Ballet, Clover Health and Nurx Inc. and HiddenLight Productions; the Board of Overseers of the Weill Cornell Medical College and the Columbia University Mailman School of Public Health; the Board of Trustees of the Africa Center; and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. She is also a Co-Founder and Partner of Metrodera Ventures and currently serves as an advisor to LiveSafe, Inc. Ms. Clinton holds a B.A. from Stanford, an MPH from Columbia’s Mailman School of Public Health and both an MPhil and a Doctorate in International Relations from Oxford University.

Board Membership Qualifications: Ms. Clinton’s broad public policy experience, keen intellectual acumen and youthful perspective enhance the diversity of experience, backgrounds and opinions represented on the Board.

Director Since | 2007 Age | 69	Mr. Jacobson has been a director of Expedia Group since December 2007. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller & Gellman, L.L.P., where he has practiced entertainment law for the past 34 years. Mr. Jacobson is currently a member of the board of directors of Charter Communications, Inc. and Oaktree Specialty Lending Corporation, having previously served as a director of Tribune Media Company (from December 2010 until its merger with Nexstar Media Group, Inc. in September 2019), of Ticketmaster (from August 2008 until its merger with Live Nation, Inc. in January 2010), as well as of privately-held companies Aver Media, a Canadian lending institution and Eventful Inc., a digital media company. Mr. Jacobson was a co-founder of New Form Digital, formerly a venture with Discovery Communications, focusing on short form digital content and Whisper Advisors, a boutique investment banking/advisory company.

Board Membership Qualifications: Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his years practicing law and advising media companies, as well as his service as a director serving on public and private company boards.

2022 Proxy Statement	23	Expedia Group

Proposal 1

Director Since| 2005 Age | 52	Mr. Khosrowshahi has been a director of Expedia Group since completion of the IAC/Expedia Group Spin-Off. Mr. Khosrowshahi has served as the Chief Executive Officer of Uber Technologies, Inc. since August 2017. Previously, Mr. Khosrowshahi served as the Chief Executive Officer and President of Expedia Group from the completion of the IAC/Expedia Group Spin-Off until August 2017. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the IAC/Expedia Group Spin-Off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005, as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi also served as director of TripAdvisor, Inc., from the TripAdvisor Spin-Off until February 2013 and The New York Times Company from May 2015 to September 2017.

Board Membership Qualifications: Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his prior service as Chief Executive Officer of IAC Travel, as Chief Executive Officer of Expedia Group and as a director of TripAdvisor, Inc. and trivago N.V. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Director Since | 2021 Age | 55
Ms. Menendez Cambo has been a director of Expedia Group since April 2021. Ms. Menendez Cambo has served as a Senior Advisor of Softbank Group International since April 25, 2022, having previously served as Deputy General Counsel of SoftBank Group International, General Counsel and managing partner of the SoftBank Latin America Fund, and General Counsel of the SoftBank Opportunity Fund. Prior to joining SoftBank, Ms. Menendez Cambo served in various leadership roles at the law firm of Greenberg Traurig, LLP, including as Vice Chair and as a member of the firm's Executive Committee. Ms. Menendez Cambo is on the Board of Overseers of the University of Pennsylvania Carey Law School and the Board of Trustees of the University of Miami. Ms. Menendez Cambo holds a J.D. degree from the University of Pennsylvania Carey Law School and a B.B.A (Bachelor of Business Administration) degree from the University of Miami.

Board Membership Qualifications: Ms. Menendez Cambo has extensive experience as a trusted legal advisor on corporate and M&A matters, a high level of expertise generally regarding governance and other corporate legal matters, and has taken a leadership role on inclusion, diversity and gender equity matters.

Expedia Group	24	2022 Proxy Statement

Proposal 1

Director Since | 2015 Age | 52
Mr. von Furstenberg has been a director of Expedia Group since December 2015. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC (“Ranger”), a family office focused on value-based investing, which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. Mr. von Furstenberg has served as a member of the board of directors of IAC since 2008, Liberty Expedia from November 2016 until it merged with Expedia in June 2019, La Scogliera, an Italian financial holding company, from December 2016 to September 2020 and served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm, until the company was acquired in December 2013. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of the board of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line.

Board Membership Qualifications: Mr. von Furstenberg has private investment and board experience, which the Board of Directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.

Director Since | 2019 Age | 51	Ms. Whalen has been a director of Expedia Group since June 2019. Ms. Whalen is the Executive Vice President and Chief Financial Officer of Williams-Sonoma, Inc., a global specialty retailer, where she is responsible for overseeing Williams-Sonoma’s global financial departments including controllership, corporate financial planning and analysis, tax, treasury, investor relations, risk management and internal audit and has shared accountability of the brand finance functions. She joined Williams-Sonoma in 2001 in the corporate financial planning organization and progressed through positions of increasing responsibility from Vice President, Corporate Controller to Senior Vice President and Treasurer, and was appointed Executive Vice President and Chief Financial Officer in 2012. Ms. Whalen began her career in public accounting with KPMG Peat Marwick LLP. Ms. Whalen is a Certified Public Accountant and holds both a B.S. in accounting and a J.D. from Pepperdine University.

Board Membership Qualifications: Ms. Whalen has extensive experience in public company finance, accounting and SEC reporting matters. As a senior leader of another large public company, she also brings corporate governance, risk management, investor relations and operational expertise to our board.

Required Vote
At the 2022 Annual Meeting, stockholders will be asked to elect 11 members to the Board of Directors, each to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). The election of the Combined Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. The election of the Common Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock, present in person or represented by proxy, voting as a separate class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

2022 Proxy Statement	25	Expedia Group

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP was Expedia Group’s independent registered public accounting firm for the fiscal year ended December 31, 2021. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Selection of Expedia Group’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia Group stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia Group and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the 2022 Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Required Vote
At the 2022 Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2022. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA GROUP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
Audit Committee Report
The Audit Committee operates pursuant to a written charter that is available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the year ended December 31, 2021, together with the results of the assessment of the internal control over financial reporting, with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters that are required to be discussed under Public Company Accounting Oversight Board (PCAOB) standards. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by PCAOB rules, and has discussed with Ernst & Young LLP, their independence from the Company and its management. Finally, the Audit Committee has considered Ernst & Young LLP’s provision of audit and non-audit services to the Company and concluded that the provision of such services is compatible with Ernst & Young LLP’s independence.

Expedia Group	26	2022 Proxy Statement

Proposal 1
Relying on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee: Julie Whalen (Chair), Craig Jacobson, & Patricia Menendez Cambo
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2021 and 2020.

	2021 $	2020 $

Audit Fees(1)	15,298,000	14,705,000
Audit-Related Fees(2)	1,143,000	465,000
Total Audit and Audit-Related Fees	16,441,000	15,170,000
Tax Fees(3)	185,000	1,296,000
Other Fees(4)	29,000	18,000
Total Fees	16,655,000	16,484,000
(1)Audit Fees include fees and expenses associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits, reviews of the Company’s periodic reports, carve out financial statements audits and reviews related to the sale of Egencia, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. 2021 and 2020 Audit Fees include $2,905,000 and $3,139,000, respectively, in fees and expenses paid by trivago N.V., a Nasdaq-listed majority-owned subsidiary of the Company, associated with financial statement audit and review services provided to trivago.
(2)Audit-Related Fees include fees and expenses for due diligence in connection with acquisitions, and related accounting consultations.
(3)Tax fees generally include fees related to tax compliance and return preparation, and tax planning and advice. 2020 tax fees include $1,291,000 of international tax structuring advisory fees.
(4)Other Fees include fees and expenses for professional education offerings to the Company’s employees, as well as access to Ernst & Young LLP’s online research tools.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees
The Audit Committee has considered the audit and non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.
The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management. Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.
Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chairperson, subject to a limit of $500,000 per approval. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

2022 Proxy Statement	27	Expedia Group

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table
The following table presents information as of April 18, 2022 relating to the beneficial ownership of Expedia Group’s capital stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Expedia Group’s common stock and Class B common stock, (ii) each current director of Expedia Group (all of whom are director nominees), (iii) each named executive officer, and (iv) all executive officers and current directors of Expedia Group (all of whom are director nominees), as a group. As of April 18, 2022, there were 157,094,396 and 5,523,452 shares of Expedia Group common stock and Class B common stock, respectively, outstanding.
For each beneficial owner listed, the number of shares of Expedia Group common stock and the percentage of each such class listed assumes the conversion or exercise of any Expedia Group equity securities owned by such owner that are or will become exercisable, and the vesting of any Expedia Group stock options and/or RSUs that will vest, within 60 days of April 18, 2022, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other owner. Shares of Expedia Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia Group common stock. The percentage of votes for all classes of Expedia Group’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock		Class B Common Stock
Beneficial Owner	Shares	%	Shares	%	Percent (%) of Votes (All Classes)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,405,768(1)	10.2	—	—	7.4
D1 Capital Partners L.P. 9 West 57th Street, 36th Floor New York, NY 10019	12,683,542(2)	8.4	—	—	6.1
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,220,557(3)	6.7	—	—	4.9
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	8,235,868(4)	5.4			4.0
Barry Diller	5,911,182(5)	3.8	5,523,452(6)	100.0	26.9
Peter Kern	145,767(7)	*	—	—	*
Samuel Altman	23,839(8)	*	—	—	*
Beverly Anderson	1,359(9)	*	—	—	*
Susan Athey	4,187(10)	*	—	—	*
Chelsea Clinton	10,475(11)	*	—	—	*
Craig Jacobson	37,179(12)	*	—	—	*
Dara Khosrowshahi	286,268(13)	*	—	—	*
Patricia Menendez Cambo	946(14)	*	—	—	*

Expedia Group	28	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Common Stock		Class B Common Stock
Beneficial Owner	Shares	%	Shares	%	Percent (%) of Votes (All Classes)

Alex von Furstenberg	454,231(15)	*	439,552(16)	8.0	2.1
Julie Whalen	4,649(17)	*	—	—	*
Robert Dzielak	157,461(18)	*	—	—	*
Eric Hart	60,194(19)	*	—	—	*
Lance Soliday	43,764(20)	*	—	—	*
All current executive officers and directors (all of whom are nominees) as a group (14 persons)	6,701,949(21)	4.3	5,523,452	100.00	27.2
•The percentage of shares beneficially owned does not exceed 1% of the class.
(1)Based on information filed on Amendment No. 10 to Schedule 13G with the SEC on February 10, 2022 by The Vanguard Group, reporting shared voting power over 246,581 shares of common stock, sole dispositive power over 14,800,445 shares of common stock and shared dispositive power over 605,323 shares of common stock.
(2)Based on information filed on Amendment No. 1 to Schedule 13G with the SEC on February 14, 2022 by D1 Capital Partners L.P. reporting shared voting power and shared dispositive power over 12,683,542 shares of common stock.
(3)Based on information filed on Amendment No. 5 to Schedule 13G with the SEC on February 3, 2022 by BlackRock, Inc. reporting sole voting power over 8,828,066 shares of common stock and sole dispositive power over 10,220,557 shares of common stock.
(4)Based on information filed on Schedule 13G with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc.. reporting sole voting power over 4,758,918 shares of common stock and sole dispositive power over 8,235,868 shares of common stock.
(5)Composed of (i) 80,495 shares of common stock held directly, (ii) options to purchase 300,000 shares of common stock that are exercisable within 60 days of April 18, 2022; (iii) 7,235 RSUs that will vest within 60 days of April 18, 2022; and (iv) an aggregate 5,523,452 shares of Class B common stock, convertible to common stock on a one-for-one basis, 5,083,900 shares of which Mr. Diller holds directly, with the remaining 439,552 shares held by The Diller Foundation d/b/a The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(6)The total number of shares of Expedia Group Class B common stock outstanding includes: (i) 5,083,900 shares of Class B common stock held directly by Mr. Diller; and (iv) 439,552 shares of Class B common stock held by the Family Foundation.
(7)Composed of 144,182.723 (unrounded) shares of common stock (including 130,937.723 shares held by a trust in which Mr. Kern and his spouse are trustees and beneficiaries), 144,182.723 of which were pledged as part of collateral to secure a loan account to Morgan Stanley Private Bank, N.A. as of April 18, 2022, and 1,584 RSUs that will vest within 60 days of April 18, 2022. Mr. Kern also holds 251,350 American Depository Shares of trivago N.V., which represents less than 1% of the outstanding Class A shares of trivago N.V.
(8)Composed of (i) 2,318 shares Mr. Altman holds directly, (ii) 20,000 shares held by Altman Holdco, LLC, and (iii) 1,521 RSUs scheduled to vest within 60 days of April 18, 2022.
(9)Composed of 887 shares held by Ms. Anderson and 472 RSUs that will vest within 60 days of April 18, 2022.
(10)Composed of 1,941 shares held by Ms. Athey and 2,246 RSUs that will vest within 60 days of April 18, 2022.
(11)Composed of 8,229 shares held by Ms. Clinton and 2,246 RSUs that will vest within 60 days of April 18, 2022.
(12)Composed of 34,933 shares held by Mr. Jacobson and 2,246 RSUs that will vest within 60 days of April 18, 2022.
(13)Composed of (i) 284,022 shares of common stock held by Mr. Khosrowshahi (including 21,910 shares held by a trust as to which Mr. Khosrowshahi disclaims beneficial ownership), 215,865 of which were pledged as collateral to secure a revolving line of credit account to Morgan Stanley Bank, N.A., and 2,246 RSUs that will vest within 60 days of April 18, 2022.
(14)Composed of 474 shares held by Ms. Menendez Cambo and 472 RSUs that will vest within 60 days of April 18, 2022.
(15)Composed of (i) 12,433 shares of common stock held by Mr. von Furstenberg, (ii) 2,246 RSUs that will vest within 60 days of April 18, 2022, and (iii) 439,552 shares of Class B common stock that are held by the Family Foundation and convertible to common stock on a one-for-one basis, and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(16)Denotes the 439,552 shares of Class B common stock held by the Family Foundation and over which Mr. von Furstenberg exercises certain voting and dispositive power by virtue of his serving as a director of the Family Foundation.
(17)Composed of 2,434 shares held by Ms. Whalen and 2,215 RSUs that will vest within 60 days of April 18, 2022.
(18)Composed of 63,271 shares of common stock held by Mr. Dzielak, options to purchase 90,251 shares of common stock that are exercisable within 60 days of April 18, 2022, and 3,939 RSUs that will vest within 60 days of April 18, 2022.
(19)Composed of 24,744 shares of common stock held by Mr. Hart, options to purchase 32,047 shares of common stock that are exercisable within 60 days of April 18, 2022, and 3,403 RSUs that will vest within 60 days of April 18, 2022.
(20)Composed of 8,689 shares of common stock held by Mr. Soliday, options to purchase 34,229 shares of common stock that are exercisable within 60 days of April 18, 2022, and 846 RSUs that will vest within 60 days of April 18, 2022.
(21)Composed of (i) 689,053 shares of common stock; (ii) 5,523,452 shares of Class B common stock that are convertible to common stock on a one-for-one basis; (ii) options to purchase 456,527 shares of common stock that are exercisable within 60 days of April 18, 2022; and (iii) 32,917 RSUs that will vest within 60 days of April 18, 2022.

2022 Proxy Statement	29	Expedia Group

Information Concerning Executive Officers
Information Concerning Executive Officers
Background information about each of Expedia Group’s executive officers who does not also serve as a director of Expedia Group is provided below, as of April 18, 2022.

Name	Age	Position With Expedia Group, Inc.

Robert Dzielak	51	Chief Legal Officer and Secretary
Eric Hart	46	Chief Financial Officer and Chief Strategy Officer
Lance Soliday	49	Senior Vice President, Chief Accounting Officer and Controller
Robert Dzielak has served as Expedia Group’s Chief Legal Officer and Secretary since March 2018, previously serving as its Executive Vice President, General Counsel and Secretary since April 2012. Mr. Dzielak had previously served as Senior Vice President and acting General Counsel since October 2011. Since joining the Company as Assistant General Counsel in April 2006 and through his service as Vice President and Associate General Counsel between February 2007 and October 2011, Mr. Dzielak held primary responsibility for the worldwide litigation portfolio of the Company and its brands. Prior to joining Expedia Group, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School. Mr. Dzielak is currently a member of the Supervisory Board of trivago, N.V.
Eric Hart has served as the Chief Financial Officer of Expedia Group since April 2020, overseeing Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax, and real estate teams. Mr. Hart had served as acting Chief Financial Officer since December 2019 and also served as Expedia Group’s Chief Strategy Officer since November 1, 2019 with responsibility for the Company’s strategy and business development, as well as global M&A and investments. Prior to assuming the Chief Strategy Officer position, Mr. Hart served as the General Manager of the Company’s CarRentals.com brand for nearly three years. Prior to that, he oversaw corporate strategy for the Company, leading some of the Company’s largest acquisitions. Before joining Expedia Group, Mr. Hart spent time as a Vice President at Lake Capital, as a Project Leader at Boston Consulting Group, and as a Consultant at Accenture. Mr. Hart holds a bachelor’s degree from Georgia State University and a Master’s in Business Administration from University of Chicago Booth School of Business. Mr. Hart is currently a member of the Supervisory Board of trivago, N.V.
Lance Soliday has served as Expedia Group’s Senior Vice President, Chief Accounting Officer and Controller since February 2017, and as Vice President, Chief Accounting Officer and Controller from September 2011 until February 2017 and, prior to that, as Senior Director, Financial Reporting since February 2009. Mr. Soliday has previously served as the Company’s Director, Financial Reporting since December 2006 and Director, Accounting Research since joining the Company in May 2006. Prior to joining Expedia Group, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor’s degree from Central Washington University and is a certified public accountant.

Expedia Group	30	2022 Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes Expedia Group’s executive compensation program as it relates to the following individuals who are “named executive officers” of Expedia Group for the fiscal year ended December 31, 2021:

Name	Position With Expedia Group, Inc.

Barry Diller	Chairman and Senior Executive
Peter Kern	Vice Chairman and Chief Executive Officer
Robert Dzielak	Chief Legal Officer and Secretary
Eric Hart	Chief Financial Officer and Chief Strategy Officer
Lance Soliday	Senior Vice President, Chief Accounting Officer and Controller
Compensation Program Philosophy and Objectives
Expedia Group’s executive compensation program is designed to attract, motivate, retain and reward highly skilled executives with the business experience and acumen that we believe are necessary for achievement of Expedia Group’s long-term business objectives. We support a pay for performance culture where employees are rewarded for individual, business and overall company success. The executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of our stockholders. To that end, we believe that compensation packages provided to executive officers should generally include performance-based opportunities and a significant longer-term equity-based component. We evaluate both performance and compensation levels to ensure that:
•Expedia Group maintains its ability to attract and retain outstanding employees in executive positions;
•the compensation provided to Expedia Group’s executives remains competitive with the compensation paid to similarly situated executives at comparable companies; and
•Expedia Group’s compensation programs are applied in an internally consistent manner and fall within pre-established cash and equity compensation budgets.
Role of the Compensation Committee
The Compensation Committee of the Company’s Board of Directors has primary responsibility for establishing the compensation of the Company's executive officers. The Compensation Committee is appointed by the Board of Directors and each member satisfied the independence requirements for Compensation Committee members under the current standards imposed by the rules of the SEC and Nasdaq. The Compensation Committee is currently composed of Ms. Clinton, who is Chair, Ms. Anderson, and Mr. Jacobson. Ms. Anderson was not a member of the Compensation Committee when the various compensation actions described below were approved, having been first appointed on July 15, 2021. For additional details regarding the Compensation Committee, please see “Board Committees - Compensation Committee.”
Role of Executive Officers
Expedia Group management participates in reviewing and refining Expedia Group’s executive compensation program. In the first quarter of 2021, Mr. Diller and Mr. Kern met with the Compensation Committee to discuss their views on corporate performance, individual executive officer performance, and compensation packages for the executive team. Mr. Diller and Mr. Kern reviewed with the Compensation Committee the performance of Expedia Group and each named executive officer, other than themselves, and made recommendations with respect to the appropriate base salary, annual bonus and grants of long-term equity incentive awards. Mr. Diller met separately with the Compensation Committee to discuss his own compensation and Mr. Kern's performance and

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Compensation Discussion and Analysis
compensation as Vice Chairman and Chief Executive Officer. The Compensation Committee then discussed each recommendation, with each of Mr. Diller and Mr. Kern absent when his respective compensation was discussed. After considering these recommendations and other considerations discussed below, the Compensation Committee determined the annual compensation package for each executive officer.
Role of Compensation Consultants
In connection with the Company’s 2021 annual compensation review, Compensia, Inc., (“Compensia”) an independent compensation consulting firm, was retained to conduct an independent review of the applicable compensation peer group for positions held by executive officers and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for executive officer positions, where available. Compensia also advised the Compensation Committee in connection with (i) performance-based restricted stock unit awards granted in 2021 to Messrs. Dzielak, Hart and Soliday and (ii) employment and compensation arrangements for Mr. Kern, which are discussed below in the section titled “2021 Compensation Arrangements for Mr. Kern”. Additionally, Compensia generally provides updates to the Compensation Committee on best practices and emerging trends, regulatory issues, equity compensation practices and director pay. Expedia Group also regularly uses non-customized survey or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “Role of Peer Groups, Surveys and Benchmarking.”
Role of Stockholder Say-on-Pay Votes
Expedia Group provides its stockholders with the opportunity to cast a triennial advisory vote on executive compensation (“say-on-pay”), which reflects the preference expressed by our stockholders in 2017 with respect to the frequency of the say-on-pay vote. At Expedia Group’s annual meeting of stockholders held in June 2020, 94% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that the vote reflected stockholder support of Expedia Group’s approach to executive compensation, and, as such, any changes to our compensation program in 2021 and 2022 are not necessarily based on the 2020 vote. Stockholders will again have an opportunity to cast a say-on-pay vote, including with respect to the frequency of the say-on-pay vote, at the 2023 Annual Meeting. Expedia Group management continues to engage in regular dialogue with many of the Company’s largest stockholders and the Compensation Committee will continue to consider stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s executive officers.
Role of Peer Groups, Surveys and Benchmarking
Multiple data sources are considered when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, the following information, when available, is considered when establishing compensation for executive officers:
•Data regarding compensation for comparable executive officer positions that is sourced from recent proxy statements and other SEC filings of peer companies, which include:
◦direct industry competitors, and
◦non-industry companies with which Expedia Group commonly competes for talent (including both regional and national competitors).
•Salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors.
In light of his role as both Chairman and Senior Executive of Expedia Group, a separate peer group comprised of executives in broadly comparable roles is considered with respect to Mr. Diller’s compensation.
When available, competitive market compensation paid by other peer group companies is considered, but the Compensation Committee does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data. Management and the Compensation Committee strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the executive officers.

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Compensation Discussion and Analysis
In addition, we review each of our peer groups annually. For 2021 we engaged Compensia to conduct an initial review and make recommendations regarding peer group changes. In each case, the Compensation Committees then considered any proposed changes prior to approving the peer groups for the upcoming year.
2021 Peer Groups
In connection with the Compensation Committee’s approval of executive officer base salary and equity compensation during 2021, which is discussed below in the sections titled “Compensation Program Elements-Base Salary” and “Compensation Program Elements-Equity Compensation,” data regarding compensation for comparable executive officer positions at the following peer companies were considered:
EXECUTIVE OFFICER PEER GROUP (OTHER THAN CHAIRMAN/SENIOR EXECUTIVE):

Activision Blizzard, Inc.	Lumen Technologies
Alliance Data Systems Corporation.	Marriott International Inc.
Booking Holdings, Inc.	Royal Caribbean Cruises Ltd.
Carnival Corporation & plc	TripAdvisor, Inc.
Discovery, Inc.	Twitter, Inc.
eBay, Inc.	Uber Technologies, Inc.
Electronic Arts Inc.	ViacomCBS Inc.
Hilton Worldwide Holdings, Inc.	VMware, Inc.
Intuit Inc.	Zillow Group, Inc
Live Nation Entertainment, Inc.
CHAIRMAN/SENIOR EXECUTIVE PEER GROUP:

Caesars Entertainment, Inc.	Host Hotels and Resorts, Inc.
Carnival Corporation & plc	Hyatt Hotels Corporation
Charles Schwab	Intuit Inc.
DISH Network Corporation	Marriott International, Inc.
The Estee Lauder Companies Inc.	News Corporation
Fox Corporation
Compensation Program Elements
General
The primary elements of the executive compensation program include base salary and equity compensation and, in certain instances, perquisites and other benefits. Historically, annual cash bonuses were granted to executives to recognize and reward an individual’s annual contribution to Company performance with respect to the prior year. In the first quarter of 2021, the Company implemented changes to the overall employee compensation program, including for executive officers, to phase out the annual bonus program and partially offset the impact on employees by increasing base salary compensation. We believe this change will further increase the incentives for our employees to focus on long-term stockholder value creation and align with the interests of our stockholders.
The Compensation Committee reviews base salary and equity compensation in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation

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Compensation Discussion and Analysis
history and outstanding long-term compensation arrangements. Management and the Compensation Committee believe that there are multiple, dynamic factors that contribute to success at an individual and business level and have therefore avoided adopting strict formulas and relied primarily on a flexible approach that allows the Compensation Committee to set executive compensation levels on a case-by-case basis, taking into account all factors the Compensation Committee considers relevant.
Following recommendations from management, the Compensation Committee may adjust compensation for executive officers at other times during the year including when executives are hired or appointed, when there are significant changes in their responsibilities, in connection with their entry into new or extended employment agreements, or under other circumstances that the Compensation Committee considers appropriate.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, and salary levels of other executives within Expedia Group and similarly situated executives at comparable companies.
Base salary is then typically reviewed annually, at the time of the executive’s hire, promotion or expansion in responsibilities, or entry into a multi-year employment agreement, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:
•the executive’s total compensation relative to other executives in similarly situated positions;
•individual performance of the executive;
•the executive’s responsibilities, prior experience, including any additional compensation such as signing bonuses or relocation benefits;
•the terms of the executive’s employment agreement, if any;
•general economic conditions and specific company financial performance;
•competitive compensation market data, when available; and
•the recommendations of the Vice Chairman/Chief Executive Officer, or Chairman/Senior Executive other than in connection with their own compensation
Long-Term Equity Compensation
Long-term equity compensation is designed to align executive compensation with the interests of our stockholders and the long-term performance of Expedia Group and is an important employee retention tool because the equity awards generally vest over a multi-year period, subject to continued service by the award recipient. Equity awards also link compensation to financial performance because the value of equity awards ultimately depends on Expedia Group’s stock price and in some cases, vesting of the awards is also subject to performance conditions. The Company typically grants equity awards to executive officers upon hire, promotion, in connection with the Company’s annual compensation review or entry into a multi-year employment agreement.
In 2021, to further strengthen the alignment of equity compensation to Company performance, the Company granted broad-based awards of performance-based restricted stock units (“PSUs”) to senior executives, including Mr. Hart and Mr. Dzielak, who received 50% of their 2021 annual equity compensation awards in the form of PSUs and the additional 50% in traditional time-based vesting RSUs, and Mr. Soliday, who received 25% of his 2021 annual equity compensation award in the form of PSUs and the additional 75% in traditional time-based vesting RSUs.
We expect to continue to evaluate the appropriate form and mix of equity-based incentive awards as market conditions evolve.
Annual Review Equity Award Process. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committee meets to review Company and individual performance and to set compensation levels. The meeting at which the Compensation Committee approves these awards is generally scheduled several months in advance and timed to occur after the public disclosure of Expedia Group’s prior year financial statements.

Expedia Group	34	2022 Proxy Statement

Compensation Discussion and Analysis
The Compensation Committee reviews various factors considered by management when establishing Expedia Group’s equity grant pool, which generally include:
•Expedia Group’s prior-year business and financial performance;
•potential dilution rates, taking into account projected headcount changes and employee turnover;
•non-cash compensation as a percentage of adjusted EBITDA;
•equity compensation utilization by peer companies;
•general economic and business conditions; and
•competitive compensation market data regarding individual executive award values.
For specific grants to executive officers, management makes recommendations based on a variety of factors, including:
•individual performance, scope of role and future potential of the executive;
•the overall size of the equity grant pool;
•individual award value relative to other Company executives for purposes of assessing internal pay equity;
•the grant date and realizable value of previous grants and amount of outstanding unvested equity awards;
•competitive compensation market data, where comparable; and
•the recommendations of the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer, as applicable other than in connection with their own compensation.
Other Compensation
In addition to the primary elements of compensation (base salary and long-term equity awards) described above, the named executive officers may also receive compensation in the following forms:
•401(k) Match: All U.S.-based Expedia Group employees, including executives, who participate in Expedia Group’s 401(k) Retirement Program are eligible for Company matching contributions. Expedia Group matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.
•Personal Use of Corporate Aircraft: Executives may receive benefits attributable to the personal use of certain aircraft, including aircraft jointly owned by Expedia Group and IAC. Pursuant to Company policy, Mr. Diller is required to travel on corporate aircraft for business and personal purposes, and the Company’s Chief Executive Officer and other senior executives are encouraged to travel on corporate aircraft for business and personal purposes when doing so would serve the interests of the Company. In addition to serving general security interests, this means of travel permits Mr. Diller and other executives to travel non-stop and without delay, to remain in contact with Expedia Group while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are furthered on both business and personal flights, as Mr. Diller and other executives typically provide services to Expedia Group while traveling in either case. Nonetheless, the incremental cost to Expedia Group of each executive’s travel for personal purposes during 2021 is reflected as compensation from Expedia Group, and is taken into account in establishing each executive’s overall compensation package.
In addition, in light of Mr. Diller’s senior role at both companies, Expedia Group and IAC have agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including the use of automobiles for personal purposes and certain office space and IT equipment used by individuals who work for Mr. Diller personally. Expedia Group and IAC each cover 50% of the costs, which reflects the current allocation of actual time spent by Mr. Diller between the two companies.

2022 Proxy Statement	35	Expedia Group

Compensation Discussion and Analysis
2021 Annual Compensation Review: Messrs. Diller, Dzielak, Hart, and Soliday
In February 2021, the Compensation Committee conducted its annual review of executive officer compensation and approved the following compensation for the named executive officers other than Mr. Kern:
Salary. The Compensation Committee approved an increase in each of Mr. Dzielak and Mr. Hart's base salaries from $700,000 to $950,000 and Mr. Soliday’s base salary from $350,000 to $425,000. Mr. Diller's base salary remained unchanged at the same level it has been since the IAC/Expedia Group Spin-Off in 2005.
Long-term Equity Grants. The Compensation Committee also approved the following combination of RSU and PSU awards for Messrs. Dzielak, Hart and Soliday, and an RSU award for Mr. Diller:

Name	Number of PSUs	Number of RSUs

Barry Diller	—	39,285
Robert Dzielak	15,536	15,535
Eric Hart	17,321	17,321
Lance Soliday	1,072	3,213
The RSUs and PSUs had the following vesting schedules and, with respect to the PSUs, performance conditions:
•The RSUs vest over four total years with 6.25% on May 15, 2021 and an additional 6.25% on the 15th day of the second month of each of the next 15 fiscal quarters.
•The PSUs cliff vest over three years on February 2024, subject to the satisfaction of performance conditions. There is a target number of PSUs with the ultimate settlement depending upon the compound annual stock price growth rate using a $140 starting price (the 30-day trailing average through February 17, 2021) and an ending price based on a 30-day trailing average through December 31, 2023.
The following are the payout percentages for the PSU awards, with payout percentages between points determined by linear interpolation:

Compound Annual Growth Rate	Payout

<5%	—
5%	50%
10%	100%
15%	150%
20% and higher	200%
In addition to the factors listed above with respect to the annual review of salary and long-term incentive compensation generally, the Committee also took the following factors into when approving the 2021 equity awards to the named executive officers other than Mr. Kern:
•Effective management of significant financial, legal and operational risks resulting from the Covid-19 pandemic;
•With respect to Messrs. Dzielak, Hart and Soliday, their implementation of the Company’s strategic vision for a platform operating model and significant improvements in the Company’s cost structure;

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Compensation Discussion and Analysis
•With respect to Messrs. Dzielak and Hart, their roles in completing of a number of significant financing transactions, including a $1.2 billion private equity investment, $2.75 billion in senior note issuances, and an amendment to the Company’s $2 billion revolving credit facility to provide additional flexibility;
•With respect to Mr. Diller, his role in providing strategic direction for the Company, including with respect to each of the specific matters listed above, as well as his recent compensation history, including not receiving either an annual bonus or equity award for the prior year; and
•With respect to the salaries for Messrs. Dzielak, Hart and Soliday, an increase based on a partial percentage of their respective former annual bonus targets in order to offset the impact of the discontinuation of the Company’s annual cash bonus program.
2021 Compensation Arrangements for Mr. Kern
On February 25, 2021, Expedia Group entered into an Employment Agreement with Mr. Kern that has a term that expires on April 22, 2024 (the “Kern Employment Agreement”), after which Mr. Kern is expected to continue to serve as the Company's Executive Vice Chairman at least through June 1, 2026.
Salary. Under the terms of the Kern Employment Agreement, Mr. Kern receives an annualized base salary of $1,000,000. In addition, Mr. Kern received a one-time payment of $728,000, representing base salary from April 22, 2020, his first day as sole Chief Executive Officer of the Company, through February 25, 2021, during which time Mr. Kern did not receive any base salary. The one-time payment reflects the 25% reduction from May 1, 2020 through October 31, 2020, that the Company instituted in response to the impact of the Covid-19 pandemic and is reflected in the “All Other Compensation” column of the “2021 Summary Compensation Table” in the section below titled “Executive Compensation.”
Long-Term Equity Grants. In connection with Mr. Kern entering into the Employment Agreement, the Compensation Committee approved the following long-term equity awards to Mr. Kern:
•stock options (“Kern Option Award”) to purchase 2,275,000 shares of Company common stock (“Shares”), with a strike price equal to the fair market value on the grant date of $157.18 and a seven-year term that cliff vests on June 1, 2024, subject to Mr. Kern’s continued employment with the Company through the vesting date;
•a restricted stock unit award (“Kern RSU Award”) covering 1,000,000 Shares that vests over more than 6-years from Mr. Kern’s first day as sole Chief Executive Officer of the Company as set forth below, subject to Mr. Kern’s continued employment with the Company through the applicable vesting date:

Tranche	Vesting Date	Number of Shares Covered

Tranche 1 RSUs	June 1, 2024	500,000
Tranche 2 RSUs	June 1, 2025	250,000
Tranche 3 RSUs	June 1, 2026	250,000
Upon a termination of Mr. Kern’s employment by the Company without cause, by Mr. Kern for good reason or due to Mr. Kern’s death or disability, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described above, the Kern Option Award and the Kern RSU Award will vest with respect to the number of Shares set forth in the tables below and the vested portion of the Kern Option Award will remain exercisable until the earlier of the two-year anniversary of the termination date and the end of the seven-year term.

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Compensation Discussion and Analysis
Kern Option Award

Termination Date
Before June 1, 2021	June 1, 2021 through May 31, 2022	June 1, 2022 through May 31, 2023	June 1, 2023 through May 31, 2024

1,137,500	1,706,250	2,275,000	2,275,000
Kern RSU Award

	Termination Date
	Before June 1, 2021	June 1, 2021 through May 31, 2022	June 1, 2022 through May 31, 2023	June 1, 2023 through May 31, 2024	June 1, 2024 through May 31, 2025	June 1, 2025 through May 31, 2026

Tranche 1 RSUs	250,000	375,000	500,000	500,000	N/A	N/A
Tranche 2 RSUs	100,000	150,000	200,000	250,000	250,000	N/A
Tranche 3 RSUs	83,333	125,000	166,666	208,611	250,000	250,000
The Compensation Committee engaged Compensia to evaluate various long-term incentive alternatives and make recommendations to the Committee. In finalizing Mr. Kern’s compensation arrangements, including the structure of Mr. Kern’s long-term equity compensation, the Committee took into account a variety of factors, including:
•Mr. Kern’s prior commitment to the Company during a period of great uncertainty for the Company and the travel industry in light of the Covid-19 pandemic;
•Mr. Kern’s leadership since his appointment as Chief Executive Officer, including:
◦Establishing and implementing a clear strategic vision for the Company based on a platform operating model that enables the delivery of scalable services and more efficient operations;
◦Implementing a program to streamline and simplify the Company’s organizational structures, including improvements to the Company’s cost structure that resulted in 2021 annualized run-rate fixed cost savings of $700 to $750 million compared to the fourth quarter of 2019 exit rate, as well as the greater than $200 million in variable costs savings, at 2019 volume levels.; and
◦Managing the Company’s balance sheet prudently during the Covid-19 pandemic, including multiple financing transactions that included a $1.2 billion private equity investment, $2.75 billion in senior note issuances, and an amendment to the Company’s $2 billion revolving credit facility.
•Mr. Kern’s compensation history, including his service in the Chief Executive Officer role since December 2019, without receiving any salary or annual bonus compensation;
•Company performance during Mr. Kern’s tenure as Chief Executive Officer in a challenging business environment, including significant share price appreciation under his leadership in the year prior to the approval of his CEO compensation arrangements, as illustrated in the following chart:

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Compensation Discussion and Analysis
•the Committee’s substantial desire to retain Mr. Kern’s services for the long-term, as reflected in the cliff-based extended vesting schedule for both the Option Award and the RSU Award;
•Competitive pay and performance data among a comparator group of companies and reference to multi-year award structures implemented for CEOs at select other prominent technology companies;
•Tax considerations, including the potential impacts of Sections 280G and 162(m) of the Internal Revenue Code of 1986, as amended; and
•Mr. Kern’s agreement with the Committee that he is not expected to receive additional equity compensation for the three-year term of his employment agreement.
We believe the structure of Mr. Kern’s compensation arrangements, and in particular the focus on long-term equity awards, align with the long-term interests of the Company’s stockholders.
The 2021 equity grants to the named executive officers are reflected in the table titled “2021 Grants of Plan- Based Awards” in the section below titled “Executive Compensation."
Other Executive Compensation Practices and Policies
Stock Ownership Policy
To further align the interests of Expedia Group senior management and Expedia Group stockholders, the Company has adopted a Stock Ownership Policy (the “Stock Ownership Policy”), which includes the following minimum stockholding targets (the “Stock Targets):
•the lesser of 6x base salary or 100,000 shares for the Chief Executive Officer; and
•the lesser of 3x base salary or 40,000 shares for all other Designated Executives.
The Stock Targets are established on the date an executive is first appointed as Chief Executive Officer or becomes a Designated Executive and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of the Company’s stock from January 1 to June 30 of the applicable year. Under the amended policy, shares owned outright plus a number of shares equal to 50% of the value of “in-the-money” vested stock options on the Measurement Date count toward compliance with the Stock Targets, but unexercised stock options and unvested RSUs and PSUs do not count toward compliance with the Stock Targets.

2022 Proxy Statement	39	Expedia Group

Compensation Discussion and Analysis
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met their Stock Target on the most recent measurement date, they are required to retain 25% of the net shares received from any exercised options or any vested RSUs or PSUs until a subsequent measurement date on which they have met their Stock Target (the “Holdback”). The Compensation Committee has discretion to increase the Holdback percentage if an executive’s progress toward their Stock Target is not satisfactory.
Based on the most recent measurement date of June 30, 2021, the following Stock Targets are in effect for the named executive officers subject to the Stock Ownership Policy

	Current Stock Target	Target Met?

Peter Kern	36,841	Yes
Robert Dzielak	17,500	Yes
Eric Hart	17,500	Yes
Lance Soliday	7,829	Yes
Hedging & Pledging Policy
The Expedia Group Securities Trading Policy prohibits employees, including executive officers and directors, from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions. While not prohibited, pledges of Expedia Group securities by employees, including executive officers and directors, require pre-approval by the Company’s legal department.
Incentive Compensation Clawback Policy
The Company’s Board of Directors has adopted, and delegated authority to the Compensation Committee to administer, an Incentive Compensation Clawback Policy (the “Clawback Policy”) that applies to compensation granted to current and former executives after January 1, 2018, the effective date of the Clawback Policy. The Clawback Policy provides that in the event of either (i) a material accounting restatement resulting from material noncompliance with financial reporting requirements, or (ii) misconduct that involves a material violation of law or the Company’s policies resulting in significant harm to the Company, the Compensation Committee is authorized to recover any excess incentive compensation that was received by certain employees, including current and former executive officers, taking into account such factors as the Compensation Committee deems appropriate. In addition, equity award agreements for all employees, including the named executive officers, provide for the recovery of equity-based compensation realized during the two years prior to an employee’s termination of employment for cause.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia Group for tax purposes of certain airplane-related costs. The Compensation Committee intends to continue to consider the potential impact of Section 162(m) of the Code on compensation decisions, but believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.
Change in Control
Under the Expedia Group 2005 Plan, the named executive officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia Group. Under the prior version of the Expedia Group 2005 Plan, executive officers were eligible for single-trigger acceleration upon a change in control, regardless of whether the awards were converted, assumed, substituted or continued by the surviving entity. On June 10, 2020, based on a recommendation from the Board of Directors, shareholders approved changes to the Expedia Group 2005 Plan that limit the circumstances entitling executive officers to accelerated vesting of future equity awards in the event of a change in control. Equity awards granted after June 10, 2020 to executive officers are eligible

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Compensation Discussion and Analysis
for single-trigger acceleration upon a change in control only to the extent such award is not converted, assumed, substituted or continued by the surviving entity, or eligible for double-trigger acceleration in the event an executive officer is terminated other than for cause or disability or terminates for good reason within two years following the change in control. See “Potential Payments Upon Termination or Change in Control” for additional details regarding the impact of a change in control event on executive officer compensation.
Severance
Employment Agreements.
Employment Agreements. As of December 31, 2021, each of Mr. Dzielak, Mr. Hart and Mr. Kern had employment agreements with Expedia Group pursuant to which, in the event of a qualifying termination and subject to the executive executing a release of claims agreement:
•Expedia Group will continue to pay base salary (i) to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”), (ii) to Mr. Hart for 12 months, and (iii) to Mr. Kern through the longer of (a) the completion of the term of his employment agreement, subject to a maximum of 36 months and (b) 12 months, in each case payable in equal biweekly installments;
•If applicable in the future, for Mr. Dzielak and Mr. Kern, Expedia Group will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs, payable in a lump sum at the time such annual bonus would otherwise have been paid;
•Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for a period of 12 months for Mr. Hart and Mr. Kern, and for the Dzielak Continuation Period for Mr. Dzielak;
•except as described above with respect to the 2021 Kern long-term equity grants, all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that equity awards that vest less frequently than annually will be treated as though such awards vested annually; and
•except as described above with respect to the Kern Stock Option Award, Mr. Dzielak, Mr. Hart and Mr. Kern will have 18 months following the date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.
Non-Competition & Non-Solicitation Provisions. Each of Mr. Dzielak, Mr. Hart, and Mr. Kern will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. The applicable non-compete and non-solicitation period for Mr. Dzielak is the Dzielak Continuation Period, for Mr. Hart it is 12 months and for Mr. Kern is 18 months.
Offset Provisions. Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable time period.
Equity Award Agreements - Death or Disability
Other than with respect to Mr. Kern’s 2021 long-term equity awards, all outstanding Company equity awards, including those held by the named executive officers, provide for the accelerated vesting of unvested equity awards in the event of a termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan). Mr. Kern’s 2021 long-term equity awards have special vesting terms that are described above in the section titled “2021 Compensation Arrangements for Mr. Kern – Long-term Equity Grants.”
Severance Guidelines
During 2021, the Company adopted severance guidelines for executives without an employment agreement. The guidelines provide that in the event of a qualifying termination of an executive at Mr. Soliday’s level and with his tenure, Expedia Group may: (i) continue to pay his base salary for 6 months, (ii) pay an amount equal to COBRA health insurance coverage for a period of 6 months, (iii) all restricted stock units that otherwise would have vested during the 3-month period following termination of employment will accelerate, and (iv) a number of performance stock units, pro-rated for each full month from the date of grant to

2022 Proxy Statement	41	Expedia Group

Compensation Discussion and Analysis
the termination date, will remain outstanding and ultimately be settled on the original payout date, based on actual performance during the applicable performance period.
The foregoing arrangements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these arrangements.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Company’s 2022 proxy statement.
Members of the Compensation Committee: Chelsea Clinton (Chair), Beverly Anderson (since July 15, 2021) and Craig Jacobson

Expedia Group	42	2022 Proxy Statement

Executive Compensation
Executive Compensation
2021 Summary Compensation Table
The table below contains information about compensation awarded to our named executive officers for the fiscal years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Barry Diller Chairman and Senior Executive	2021	466,788	—	6,174,816	—	546,327	7,187,931
	2020	85,846	—	—	126,000	577,848	789,694
	2019	465,000	—	5,093,844	—	833,228	6,392,072
Peter Kern Vice Chairman and Chief Executive Officer	2021	849,999	—	157,180,000	137,387,250	830,500	296,247,749
	2020	—	—	4,047,285	—	153,401	4,200,686
	2019	—	—	1,879,500	—	45,000	1,924,500
Eric Hart Chief Financial Officer and Chief Strategy Officer	2021	892,116	—	5,938,159	—	8,700	6,838,975
	2020	492,068	233,333	4,212,422	25,200	8,550	4,971,573
	2019	374,731	100,000	1,712,312	—	8,804	2,195,847
Robert Dzielak Chief Legal Officer and Secretary	2021	892,116	—	5,326,049	—	8,700	6,226,865
	2020	617,212	350,000	3,252,473	1,609,531	53,292	5,882,508
	2019	700,000	700,000	3,495,107	—	8,231	4,903,338
Lance Soliday Senior Vice President, Chief Accounting Officer and Controller	2021	408,174	—	704,036	—	8,700	1,120,910
	2020	351,156	87,062	474,706	11,340	7,813	932,077
	2019	337,587	127,000	458,401	—	9,568	932,556
(1)Reflects base salary earned during the relevant fiscal year. For additional detail see the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary.”
(2)For 2019, reflects annual cash bonuses paid to named executive officers for performance in the relevant fiscal year. For 2020, reflects the aggregate grant date fair value of the 2020 Annual Bonus Awards that were granted as RSUs in lieu of cash, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value recognized by the named executive officers.
(3)Reflects aggregate grant date (or modification date) fair value of awards granted or modified in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date (or modification date) fair value of awards reflects an estimate as of the grant date (or modification date) and may not correspond to the actual value recognized by the named executive officers.

2022 Proxy Statement	43	Expedia Group

Executive Compensation
(4)Additional information regarding certain components of amounts reflected in the “All Other Compensation” column is as follows:

	Barry Diller	Peter Kern	Eric Hart	Robert Dzielak	Lance Soliday

Corporate Aircraft(a)	$506,148	$93,800	—	—	—
401(k) Company Match(b)	—	$8,700	$8,700	$8,700	$8,700
Miscellaneous(c)	$40,179	$728,000	—	—	—
(a)Reflects the incremental cost to Expedia Group for 2021 personal use of corporate aircraft jointly owned by each of Expedia Group and IAC (or charter aircraft in the event the jointly-owned aircraft are temporarily unavailable). The incremental cost to Expedia Group for Mr. Diller and Mr. Kern's personal use of these aircraft is based on the average variable operating cost to Expedia Group. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including repositioning flights, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft. Executive officers occasionally have family members or other guests accompany them on business and personal trips, at minimal incremental cost to the Company. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to such executive officers, the amount of which is calculated in accordance with applicable Internal Revenue Service regulations. See the section above titled “Compensation Discussion and Analysis- Compensation Program Elements-Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.
(b)Represents matching contributions of Expedia Group pursuant the Company’s 401(k) Retirement Savings Plan, under which Expedia Group matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Code limits.
(c)For Mr. Diller, “Miscellaneous” represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. In connection with the IAC/Expedia Group Spin-Off, Expedia Group and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia Group and IAC. Mr. Diller is provided with the use of certain automobiles for business and personal purposes and certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. In 2021, Expedia Group and IAC covered 50% and 50% of these costs, respectively. For Mr. Kern, “Miscellaneous” represents a one-time payment representing base salary from April 22, 2020, his first day as sole Chief Executive Officer of the Company, through February 25, 2021, during which time Mr. Kern did not receive any base salary. The one-time payment reflects a 25% reduction from May 1, 2020 until October 31, 2020, that the Company instituted in response to the impact of the COVID-19 pandemic.

Expedia Group	44	2022 Proxy Statement

Executive Compensation
2021 Grants of Plan-Based Awards
During the 2021 fiscal year, the Compensation Committee approved stock option, PSU, and RSU awards for the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Share)	Closing Market Price on Date of Grant ($/Share)	Estimated Future Payouts Under Equity Incentive Plan Awards(#)	Grant Date Fair Value of Awards ($)(5)

Barry Diller Incremental Vesting RSUs(1)	2/25/2021	—	—	157.18	39,285	6,174,816
Peter Kern Kern RSU Award(2)	2/25/2021	—	—	157.18	1,000,000	157,180,000
Peter Kern Kern Option Award(3)	2/25/2021	2,275,000	157.18	157.18	—	137,387,250
Eric Hart Incremental Vesting RSUs(1)	2/25/2021	—	—	157.18	17,321	2,722,515
Eric Hart PSUs(4)	2/25/2021	—	—	157.18	17,321	3,215,644
Robert Dzielak Incremental Vesting RSUs(1)	2/25/2021	—	—	157.18	15,535	2,441,791
Robert Dzielak PSUs(4)	2/25/2021	—	—	157.18	15,536	2,884,258
Lance Soliday Incremental Vesting RSUs(1)	2/25/2021	—	—	157.18	3,213	505,019
Lance Soliday PSUs(4)	2/25/2021	—	—	157.18	1,072	199,017

(1)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. The Incremental Vesting RSUs vest in 16 equal installments over the four-year period beginning with the first vest of 6.25% on May 15, 2021, and continuing with an additional 6.25% vesting on the 15th day of the second month of each of the subsequent 15 fiscal quarters, subject to the executive officer's continued employment with the Company.
(2)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the vesting conditions, without taking into account shares withheld to cover taxes, if any. The RSUs vest 50% on June 1, 2024, 25% on June 1, 2025, and 25% on June 1, 2026, subject to Mr. Kern's continued employment with the Company through each vesting date.
(3)Options vest 100% on June 1, 2024, subject to Mr. Kern's continued employment with the Company through the vesting date.
(4)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover taxes, if any. The PSUs vest 100% on February 14, 2024, subject to the satisfaction of performance conditions that are tied to the Company's compound annual stock price growth rate, determined using a $140 starting price (the 30-day trailing average of Expedia Group’s common stock price through February 17, 2021) and an ending price based on a 30-day trailing average through December 31, 2023.
(5)These amounts reflect an estimate of the grant date fair value computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the executive officers.

2022 Proxy Statement	45	Expedia Group

Executive Compensation
Outstanding Equity Awards at 2021 Year-End
The following table presents information concerning the stock options, RSUs, and PSUs held by our named executive officers as of December 31, 2021. The market value of the RSUs is based on the $180.72 closing price of Expedia Group common stock on the Nasdaq Stock Market on December 31, 2021.

		Option Awards				Stock Awards Equity Incentive Plan Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Barry Diller	02/25/2016	150,000(2)	—	105.13	02/25/2023	—	—
	02/28/2017	150,000(2)	—	119.04	02/28/2024	—	—
	02/28/2019	—	—	—	—	12,689(3)	2,293,156
	02/25/2021	—	—	—	—	31,919(4)	5,768,402
Peter Kern	03/07/2019	—	—	—	—	30,000(5)	5,421,600
	03/07/2019	—	—	—	—	20,000(6)	3,614,400
	02/28/2020	—	—	—	—	25,350(7)	4,581,252
	02/28/2020	—	—	—	—	14,259(3)	2,576,886
	02/25/2021	—	—	—	—	1,000,000(8)	180,720,000
	02/25/2021	—	2,275,000(9)	157.18	02/25/2028	—	—
Eric Hart	02/28/2017	13,043(2)	—	119.04	02/28/2024	—	—
	03/02/2018	14,253(2)	4,751	104.50	03/02/2025	—	—
	02/28/2019	—	—	—	—	1,269(3)	229,334
	12/06/2019	—	—	—	—	5,914(10)	1,068,778
	02/28/2020	—	—	—	—	7,129(3)	1,288,353
	02/28/2020	—	—	—	—	12,675(7)	2,290,626
	11/12/2020	—	—	—	—	4,278(3)	773,120
	11/12/2020	—	—	—	—	7,604(7)	1,374,195
	02/25/2021	—	—	—	—	17,321(11)	3,130,251
	02/25/2021	—	—	—	—	14,073(4)	2,543,273
Robert Dzielak	02/28/2017	70,000(2)	—	119.04	02/28/2024	—	—
	03/02/2018	41,004(2)	20,251	104.50	03/02/2025	—	—
	03/02/2018	—	20,251(12)	104.50	03/02/2025	—	—
	03/02/2018	—	51,280(13)	104.50	03/02/2025	—	—
	03/02/2018	—	—	—	—	3,187(2)	575,955
	02/28/2019	—	—	—	—	5,710(3)	1,031,911
	12/06/2019	—	—	—	—	5,914(10)	1,068,778

Expedia Group	46	2022 Proxy Statement

Executive Compensation

		Option Awards				Stock Awards Equity Incentive Plan Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert Dzielak	02/28/2020	—	—	—	—	17,745(7)	3,206,876
	02/28/2020	—	—	—	—	9,981(3)	1,803,766
	02/25/2021	—	—	—	—	15,536(11)	2,807,666
	02/25/2021	—	—	—	—	12,622(4)	2,281,048
Lance Soliday	02/25/2016	7,725(2)	—	105.13	02/25/2023	—	—
	02/28/2017	11,739(2)	—	119.04	02/28/2024	—	—
	03/02/2018	12,827(2)	4,276	104.50	03/02/2025	—	—
	02/28/2019	—	—	—	—	1,142(3)	206,382
	02/28/2020	—	—	—	—	1,267(7)	228,972
	02/28/2020	—	—	—	—	2,139(3)	386,560
	02/25/2021	—	—	—	—	1,072(11)	193,732
	02/25/2021	—	—	—	—	2,611(4)	471,860
(1)Represents the date on which the award grant was approved by the Compensation Committee or the Section 16 Committee, which was dissolved on July 26, 2019.
(2)Options, or RSUs, as the case may be, vest in four equal annual installments, beginning the February 15th immediately succeeding the grant date, and continuing on February 15 in each of the following three years.
(3)RSUs vest 25% on the February 15th following the grant date, and thereafter vest 6.25% on the 15th day of the second month of each succeeding fiscal quarter until fully vested.
(4)RSUs vest in 16 equal installments over the four-year period beginning May 15, 2021 with the first vest of 6.25% and continuing with an additional 6.25% vesting on the 15th day of the second month of each of the subsequent 15 fiscal quarters.
(5)PSUs vest 100% on February 28, 2022 subject to the satisfaction of a stock price performance goal of $180. PSUs were cancelled after performance goal was not achieved as of February 28, 2022.
(6)PSUs vest 100% on February 28, 2022 subject to the satisfaction of a stock price performance goal of $200. PSUs were cancelled after performance goal was not achieved as of February 28, 2022.
(7)PSUs vest in two tranches: 50% on February 15, 2022 and 50% on February 15, 2023, subject in each case to the satisfaction of performance conditions tied to the Company's compound annual stock price growth rate, as determined with reference to the respective 30-day trailing average common stock price as of December 31, 2021 (first tranche) and December 31, 2022 (second tranche).
(8)RSUs vest 50% on June 1, 2024; 25% on June 1, 2025; and 25% on June 1, 2026; subject to Mr. Kern's continued employment with the Company through each vesting date.
(9)Options vest 100% on June 1, 2024.
(10)RSUs vest in full on December 15, 2023.
(11)PSUs vest 100% on February 14, 2024, subject to the satisfaction of performance conditions that are tied to the Company’s compound annual stock price growth rate, determined using a $140 starting price (the 30-day trailing average of Expedia Group’s common stock price through February 17, 2021) and an ending price based on a 30-day trailing average through December 31, 2023.
(12)Options vest in full on March 2, 2022.
(13)Options vest in two equal installments: 50% on February 15, 2022, and 50% on February 15, 2023.

2022 Proxy Statement	47	Expedia Group

Executive Compensation
2021 Options Exercised and Stock Vested
The following table displays exercised stock options and vested RSUs for the named executive officers during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Barry Diller	250,000	24,030,500	17,517	2,865,024
Peter Kern	—	—	61,779	9,987,979
Eric Hart	58,000	4,535,500	20,716	3,284,639
Robert Dzielak	240,000	18,852,280	26,845	4,231,708
Lance Soliday	3,750	180,938	3,801	605,789

(1)Value realized on exercise of options calculated by multiplying (i) the number of shares of Expedia Group common stock acquired upon exercise of the options by (ii) the difference between the (A) closing price of Expedia Group common stock on the Nasdaq Stock Market on the exercise date and (B) the exercise price of the options.
(2)Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares withheld to satisfy applicable tax obligations. For Messrs. Hart, Dzielak, and Soliday, includes vesting of 2020 Annual Bonus Awards that were granted as RSUs in lieu of cash.
(3)Value realized on vesting of RSUs calculated by multiplying (i) the gross number of shares acquired upon vesting of RSUs by (ii) the closing price of Expedia Group common stock on the Nasdaq Stock Market on the vesting date, or if the Nasdaq Stock Market was closed for trading on the vesting date, the immediately preceding trading day.

Expedia Group	48	2022 Proxy Statement

Executive Compensation
Potential Payments Upon Termination or Change in Control
Certain of our named executive officers have entered into employment agreements and related equity award agreements that provide for salary continuation, accelerated equity award vesting, and other severance benefits in the event of a change in control of the Company or upon the termination of the executive’s employment with Expedia Group under specified circumstances. These plans and agreements are described below as they apply to our named executive officers.
Employment Agreement Severance Provisions
As of December 31, 2021, each of Messrs. Dzielak, Hart, and Kern had an employment agreement with the Company. Neither Mr. Diller nor Mr. Soliday has an employment agreement with the Company.
Qualifying Termination
The employment agreements entered into by Messrs. Dzielak, Hart, and Kern provide for certain benefits in the event the executive’s employment is terminated (i) by the Company without Cause (as defined below), or (ii) by the executive for Good Reason (as defined below), – each, a “Qualifying Termination,” which term excludes termination by virtue of death or disability (the consequences of which are summarized later in this section). The principal Qualifying Termination benefits corresponding to Messrs. Dzielak, Hart, and Kern, along with their applicable conditions and restrictions, are described qualitatively in the summary immediately below, while the following section, entitled “Estimated Potential Payments Upon Termination or Change in Control” includes a quantitative, tabular presentation.
Salary
Expedia Group will continue to pay base salary (in equal, biweekly installments) from the date of the Qualifying Termination to:
•Mr. Hart, for 12 months;
•Mr. Dzielak, for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period for Mr. Dzielak to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”); and
•Mr. Kern, through the later of (i) the remaining term of his employment agreement, up to a maximum of 36 months, or (ii) 12 months.
Equity Awards
With the exception of the awards described below, all equity holdings that otherwise would have vested during the 12-month period following the Qualifying Termination, will accelerate, with equity awards that vest less frequently than annually treated as though such awards vested annually; and all vested options (including those accelerated according to this paragraph) will remain exercisable through the later of (i) 18 months from the Qualifying Termination date, or (ii) the scheduled expiration date of the options. The exceptions are:
•PSUs granted to Mr. Kern on February 28, 2020. After a Qualifying Termination, PSUs vest on a pro-rated basis for each full month from the grant date through the first anniversary of the Qualifying Termination date.
•Kern Option Award granted February 25, 2021. After a Qualifying Termination, or after a termination due to Mr. Kern’s death or disability, the Kern Option Award will vest in share amounts that correspond to the termination date, as set forth in the section above entitled, "Compensation Discussion and Analysis — 2021 Compensation Arrangements for Mr. Kern — Kern Option Award". Furthermore, the vested portion of the Kern Option Award will remain exercisable until the earlier of (i) the two-year anniversary of the termination date, or (ii) the expiration of the Kern Option Award’s original seven-year term.
•Kern RSU Award granted February 25, 2021. After a Qualifying Termination, or after a termination due to Mr. Kern’s death or disability, the Kern RSU Award will vest in share amounts that correspond to the award’s respective tranches, and the termination date, as set forth in the section above entitled, "Compensation Discussion and Analysis — 2021 Compensation Arrangements for Mr. Kern — Kern RSU Award".

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Executive Compensation
COBRA Benefit
Upon a Qualifying Termination, Expedia Group will pay a lump sum amount equal to the cost of COBRA health insurance coverage for 12 months in the case of Mr. Hart and Mr. Kern, and for the Dzielak Continuation Period in the case of Mr. Dzielak.
Conditions and Restrictions
The Qualifying Termination benefits described above are conditioned upon Messrs. Dzielak, Hart, and Kern (respectively) executing a release of claims agreement and complying with non-compete and non-solicitation restrictions during the period beginning on the Qualifying Termination date and ending at conclusion of the Dzielak Continuation Period in Mr. Dzielak’s case, after 12 months in Mr. Hart’s case, and after 18 months in Mr. Kern’s case.
Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable period.
“Cause” and “Good Reason”
The Dzielak, Hart, and Kern employment agreements include substantially similar definitions of “cause” and “good reason”, the material elements of which are summarized as follows:
•“Good Reason” means the occurrence of any of the following without the executive’s consent (i) the Company’s material breach of any material provision of the executive’s employment agreement; (ii) the material reduction in the executive’s title, duties or reporting responsibilities; (iii) a material reduction in the executive’s base salary; or (iv) the relocation of the executive’s principal place of employment beyond a specified distance from the Seattle metropolitan area; in each case, following a requisite notice and cure period in favor of the Company.
•“Cause” means the executive’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense; (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) material breach of any of the covenants made pursuant to the executive’s employment agreement; (iv) willful or gross neglect of the material duties required by the executive’s employment agreement; or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest, subject to certain qualifications.
Death or Disability
With the exception of the equity awards granted to Mr. Kern on February 25, 2021, in the event of termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), vesting of all outstanding equity awards held by Expedia Group employees, including the named executive officers, will accelerate. The treatment of Mr. Kern’s February 2021 equity awards upon his death or disability are described above under “Employment Agreement Severance Provisions — Qualifying Termination — Equity Awards.”
Expedia Group 2005 Plan Change in Control Equity Acceleration
Equity granted before June 2020
Pursuant to the Expedia Group 2005 Plan, which was in effect until June 2020, in the event of a “change in control” (as defined below), outstanding equity awards granted before June 2020 and held by employees with a title of Senior Vice President or above, including each of our named executive officers, will become fully vested and, in the case of options, fully exercisable (“Single Trigger Event”). With respect to a Single Trigger Event, any restrictions applicable to restricted stock and RSUs will lapse, and RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia Group common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.

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Executive Compensation
The Expedia Group 2005 Plan defines a “change in control” as follows:
•another party, other than Mr. Diller or his respective affiliates, acquires the beneficial ownership of at least 50% of the Company’s outstanding voting stock, with certain exceptions;
•the members of the Board as of the date the Expedia Group 2005 Plan was approved by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members);
•the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller and his respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent Board members at the time of the initial agreement or Board action providing for such Business Combination; or
•the Company’s stockholders approve the complete liquidation or dissolution of the Company.
Equity granted after June 2020
On June 10, 2020, the Company’s stockholders approved amendments to the Expedia Group 2005 Plan (the “Amended 2005 Plan”). Pursuant to the Amended 2005 Plan, in the event of a change in control of the Company:
•If an equity award granted under the Amended 2005 Plan is not converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, then immediately prior to the change in control such award, will become fully vested and, in the case of options, fully exercisable; and
•If an equity award granted under the Amended 2005 Plan is converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, and if such award is held by an officer of the Company (and not the Company’s subsidiaries or affiliates) with a title of Senior Vice President or above, including each of our named executive officers, upon the executive’s termination of employment during the two-year period following such change in control by the Company other than for cause or disability or by the participant for good reason (as such terms are defined in the Amended 2005 Plan), outstanding equity awards held by such executive will become fully vested as described above with respect to a Single Trigger Event above.
The definition of “change in control” was not amended in connection with the approval of the Amended 2005 Plan.
Incremental Vesting Equity Awards
Other than new-hire grants or special equity awards, stock option and RSU awards granted to employees prior to 2019, including the named executive officers, have historically been subject to incremental vesting whereby 25% of the stock option or RSU award vests and, in the case of stock options, become exercisable in each of the four years following the grant, subject to continued service with the Company through each applicable vesting date (“Incremental Vesting Equity Awards”). RSU awards that were granted to employees, including the named executive officers, from 2019 onward generally vest 25% in the first year following the grant and 6.25% each quarter thereafter until fully vested.
Each of our named executive officers held Incremental Vesting Equity Awards that were unvested as of December 31, 2021. In the event of a change in control, these equity awards vest as described in the section above entitled “Expedia Group 2005 Plan Change in Control Equity Acceleration”, and, if applicable, in the section above entitled “Employment Agreement Severance Provisions” upon a Qualifying Termination, or the section above entitled “Death or Disability” upon termination due to death or disability.

2022 Proxy Statement	51	Expedia Group

Executive Compensation
Performance Stock Unit Awards
In the event of a change in control, unvested PSU awards vest as described immediately above, in “Expedia Group 2005 Plan Change in Control Equity Acceleration” and unless otherwise provided in the applicable award agreement or other agreement with the participant, the number of PSUs that vest is calculated at the target level if the change in control occurs before the completion of fifty percent of the applicable performance period, or at the actual performance level through the date of the change in control, if the change of control occurs after completion of fifty percent of the applicable performance period.

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Executive Compensation
Estimated Potential Payments Upon Termination or Change in Control
The table below describes and quantifies certain amounts that would become payable to our named executive officers upon certain terminations of employment or change in control events, in each case assuming that the relevant event occurred on December 31, 2021. These amounts, which exclude the effect of any applicable taxes, are based on:
•the named executive officer’s base salary as of December 31, 2021;
•the stock options, RSUs, and PSUs held by the named executive officer as of December 31, 2021; and
•the closing price of Expedia Group common stock on December 31, 2021 ($180.72).
These figures are estimates of the incremental amounts that would be paid to the executive upon such an event. Any actual amounts payable can only be determined at the time of the relevant event. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon termination of employment, including payments for accrued but unpaid salary, will generally be payable to our named executives.

Name and Benefits	Qualifying Termination(1) ($)	Stock Price Performance Goal Satisfied (w/ Qualifying Termination)(2) ($)	Death or Disability ($)	Change in Control(3) ($)	Change in Control Plus Awards Not Assumed, and Termination within 2 years(4) ($)

Barry Diller
Incremental Vesting Equity Awards	—	—	8,061,558	2,293,156	5,768,402
Total Estimated Incremental Value	—	—	8,061,558	2,293,156	5,768,402
Peter Kern
Cash Severance (salary)	3,000,000	—	—	—	—
COBRA Benefit	25,400	—	—	—	—
Incremental Vesting Equity Awards	1,145,223	—	2,576,886	2,576,886	—
Performance Stock Unit Awards	2,228,717	2,228,717(5)	4,581,252	4,581,252	—
2019 Kern Performance RSUs(6)	—	9,036,000	9,036,000	9,036,000	—
2021 Kern RSU Award	117,468,000	—	117,468,000	—	180,720,000
2021 Kern Option Award	40,165,125	—	40,165,125	—	53,553,500
Total Estimated Incremental Value	164,032,465	11,264,717	173,827,263	16,194,138	234,273,500
Eric Hart
Cash Severance (salary)	950,000	—	—	—	—
COBRA Benefit	25,706	—	—	—	—
Incremental Vesting Equity Awards	2,244,139	—	6,264,979	2,948,586	3,316,393
Performance Stock Unit Awards	1,526,994	2,570,411(5)	6,795,072	2,290,626	4,504,446
Total Estimated Incremental Value	4,746,839	2,570,411	13,060,051	5,239,212	7,820,839

2022 Proxy Statement	53	Expedia Group

Executive Compensation

Name and Benefits	Qualifying Termination(1) ($)	Stock Price Performance Goal Satisfied (w/ Qualifying Termination)(2) ($)	Death or Disability ($)	Change in Control(3) ($)	Change in Control Plus Awards Not Assumed, and Termination within 2 years(4) ($)
Robert Dzielak
Cash Severance (salary)(7)	1,425,000	—	—	—	—
COBRA Benefit(7)	27,060	—	—	—	—
Incremental Vesting Equity Awards	9,509,842	—	13,757,082	11,476,034	2,281,048
Performance Stock Unit Awards	1,336,183	2,272,072(5)	6,014,542	3,206,876	2,807,666
Total Estimated Incremental Value	12,298,085	2,272,072	19,771,624	14,682,910	5,088,714
Lance Soliday(9)
Incremental Vesting Equity Awards	—	—	1,390,719	918,859	471,860
Performance Stock Unit Awards	—	—	422,704	228,972	193,732
Total Estimated Incremental Value	—	—	1,813,423	1,147,831	665,592
(1)Qualifying Termination is described in the section above titled “Employment Agreement Severance Provisions - Qualifying Termination.” “Health and Benefits” relates to the payment of a lump sum amount equal to the cost of COBRA health insurance coverage for 12 months upon the Qualifying Termination of Messrs. Hart and Kern; and in the case of Mr. Dzielak’s Qualifying Termination, the lump sum amount will correspond to the cost of COBRA coverage during the Dzielak Continuation Period.
(2)Represents the incremental amounts, above and beyond the corresponding amounts in the preceding "Qualifying Termination" column, payable by virtue of applicable performance goals having been satisfied in connection with a Qualifying Termination.
(3)Reflects accelerated vesting for awards granted to the named executive officers before June 2020 pursuant to the Amended 2005 Plan as described in the sections above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted before June 2020” and “Performance Stock Unit Awards.”
(4)Reflects accelerated vesting for awards granted to the named executive officers after June 2020 pursuant to the Amended 2005 Plan as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted after June 2020” and “Performance Stock Unit Awards.”
(5)Reflects incremental value of 12-months forward vesting at target level. These PSUs will vest at the end of the applicable performance periods, with the number of PSUs vesting based on performance against applicable stock price goals at that time.
(6)The Kern 2019 Performance RSUs were cancelled subsequent to December 31, 2021, after applicable threshold performance goals were not achieved as of February 28, 2022.
(7)The amount of Cash Severance (salary) and Health and Benefits for Mr. Dzielak assumes that Expedia Group has chosen to extend the Dzielak Continuation Period to 18 months.
(8)Reflects accelerated vesting of equity awards as described in the section above titled “Employment Agreement Severance Provisions.”
(9)Mr. Soliday has not entered into an employment agreement with the Company that provides for Qualifying Termination benefits; assuming however that Mr. Soliday received compensation consistent with the Company's Severance Guidelines, as described in the above section "Compensation Discussion and Analysis — Severance — Severance Guidelines", upon an assumed a Qualifying Termination on December 31, 2021, he would receive the following estimated supplemental amounts: $212,500 (Cash Severance), $14,263 (COBRA Benefit), $446,457 (Incremental Vesting Equity Awards), and $88,234 (Performance Stock Unit Awards); plus an additional $145,830 in respect of Performance Stock Unit Awards in the event that performance goals were satisfied in connection with the foregoing scenario.

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Executive Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Vice Chairman/Chief Executive Officer (the “CEO Pay Ratio”).
Identifying Our Median Compensated Employee
When determining our median compensated employee, we included the following compensation elements for our global employee population other than our Vice Chairman/Chief Executive Officer, including employees of our consolidated subsidiaries, as of November 1, 2021 (the “Determination Date”), using applicable foreign exchange rates in effect on the Determination Date:
•annual salary, which for hourly employees was calculated based on hourly rates and total scheduled 2021 hours as of the Determination Date, and for all other employees was calculated based on the salary in effect on the Determination Date;
•annual bonus (including cash incentive plan payments), which was calculated based on an employee’s target percentage times base salary in effect on the Determination Date; and
•equity-based compensation, which was calculated based on target equity award levels as of the Determination Date, taking into account an employee’s role and level.
On the Determination Date, our global employee population for purposes of the median employee determination was 14,850 employees, comprising 6,901 domestic and 7,949 international employees, and including both full-time and part-time employees, interns, trainees, and fixed term contractors who are paid directly by the Company. This determination process identified a median group of several employees, from which a representative employee was selected taking into account demographic characteristics that best represent a typical Expedia Group employee, including tenure, location, role and responsibilities.
Median Employee’s Total 2021 Compensation
Having identified our median compensated employee, we then calculated that employee’s actual 2021 total compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2021 Summary Compensation Table, resulting in 2021 annual total compensation of $102,270.
CEO’s Total 2021 Compensation
For the purposes of the 2021 CEO Pay Ratio disclosure, we used Mr. Kern’s 2021 total compensation, as reported in the Summary Compensation Table, for a total of $296,247,749.
2021 CEO Pay Ratio
The ratio of Mr. Kern’s annual total compensation for 2021 to the median employee's annual total compensation, determined as described above, was 2,897:1.
Other Considerations
Long-term equity incentive awards account for approximately 99% of Mr. Kern's total 2021 annual compensation. Assuming his continued employment with Expedia Group through the applicable vesting dates, of Mr. Kern’s 2021 long-term incentive awards, approximately:
•73% would vest in June 2024 at the earliest;
•13% would vest in June 2025 at the earliest; and
•13% would vest in June 2026 at the earliest.
Additional factors relevant to Mr. Kern's 2021 compensation, including his compensation history, his entry into a long-term employment agreement with the Company, and his agreement with the Compensation Committee that he is not expected to receive additional equity compensation for the term of his employment agreement, among others, are described above in the section titled "Compensation Discussion and Analysis — 2021 Compensation Arrangements for Mr. Kern."

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Executive Compensation
The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

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Certain Relationships and Related Person Transactions
Certain Relationships and Related Person Transactions
Review and Approval or Ratification of Related Person Transactions
Under the Audit Committee’s charter, and consistent with Nasdaq rules, any “related person transaction” must be reviewed and approved or ratified by the Audit Committee. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). While we have no written policy, when a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.
The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:
•On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.
•The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.
If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.
Relationships Involving Significant Stockholders, Named Executive Officers and Directors
Relationships Involving Mr. Diller
Mr. Diller and The Diller Foundation d/b/a The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors, collectively owned as of the date of this Proxy Statement 100% of Expedia Group’s 5,523,452 outstanding shares of Class B common stock (the "Class B Shares").
Pursuant to the Second Amended and Restated Governance Agreement by and between the Company and Mr. Diller, dated as of April 15, 2019, as amended, (the "Governance Agreement") subject to limited exception, no current or future holder of the Class B Shares may participate in, or vote in favor of, or tender shares into, any change of control transaction involving at least 50% of the outstanding shares or voting power of capital stock of the Company, unless such transaction provides for the same per share consideration and mix of consideration (or election right) and the same participation rights for shares of Class B common stock and shares of Expedia Group common stock. At the 2019 Annual Meeting of the Company’s stockholders, the Company's stockholders approved a proposal to amend the Company's certificate of incorporation to reflect the aforementioned transfer restrictions, automatic conversion provisions and change-of-control restrictions reflected in the Governance Agreement. In addition, on January 19, 2022, the Delaware Court of Chancery entered an Order and Final Judgment approving a proposed settlement set forth in a Stipulation of Compromise and Settlement (the "Settlement Agreement"), dismissing claims raised against certain current and

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Certain Relationships and Related Person Transactions
former members of the Board of Directors and officers of the Company in the consolidated action captioned In re Expedia Group Stockholders Litigation (the "Delaware litigation"). Pursuant to the Settlement Agreement, Mr. Diller, the other defendants, the Special Litigation Committee of the board of directors formed to, among other things, investigate and evaluate the claims in the Delaware Litigation, and the Company agreed to the following governance and related provisions, among others:
•Board and Executive Management Composition. Board and Executive Management Composition. Prior to Mr. Diller’s departure from all roles at the Company (“Mr. Diller’s Departure”), no more than two of Mr. Diller’s immediate family members (including Mr. Diller) will serve on the Company’s board of directors at any time. Following Mr. Diller’s Departure (a) no immediate family member of Mr. Diller will serve in an executive position at the Company or as chair of the Company’s board of directors and (b) no more than one Diller family member will serve on the board of directors at any time. The Company agreed that, following Mr. Diller’s Departure, in the event that no family member of Mr. Diller is serving on the Company’s board, the Company will nominate one Diller family member or family-designated representative to serve on the board of directors (subject to the support of two-thirds of the independent directors if the new nominee is a Diller family member), so long as Mr. Diller, his family members and certain related parties (collectively with Mr. Diller and his family members, “Diller-related persons”) in aggregate own at least 5% of the Company’s outstanding common equity or a 15% voting interest in the Company.
The following provisions apply following Mr. Diller’s Departure:
•Limitation on Voting Power of Class B Common Shares on Certain Matters. The voting percentage cast by Class B common shares held or controlled by Diller-related persons on specified matters will be limited to 20% of the total voting power of the outstanding common shares. The specified matters are (a) any merger, sale or other extraordinary transaction requiring Company stockholder approval (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons) and (b) the election of any director-nominee not supported by a majority of the board of directors (with any excess shares to be voted in proportion to votes cast by common shares not held by Diller-related persons or others soliciting proxies in respect of one or more nominees not nominated by the Company’s board of directors).
•Provisions Relating to Sales of Class B Common Shares. Before any sale by Mr. Diller or other Diller-related persons of Class B common shares representing 10% or more of the Company’s total voting power, the Company will have the opportunity to offer to purchase the shares, and also to accept or reject any counteroffer that the Diller-related person may make, subject to certain procedures. If the Company does not buy the shares, the selling party will have 10 months following conclusion of the first offer process to sell or agree to sell the shares for not less than the price (if any) offered by the Company, after which the Company’s right of first offer will again apply.
•The Company agreed to cooperate reasonably in connection with any sale of Class B common shares by Mr. Diller or other Diller-related persons and to use its reasonable efforts to permit any such sale to be completed promptly. Subject to the acquiror agreeing to a customary standstill at 30% of the Company’s total voting power and absent certain fiduciary duty determinations, the Company’s obligations include granting a waiver of Section 203 of the Delaware General Corporation Law, which following the acquisition could otherwise restrict certain “business combination” transactions with the acquiror.
Relationships Involving Expedia Group and IAC
Overview. Since the completion of the IAC/Expedia Group Spin-Off in 2005, Expedia Group and IAC have been related parties as Mr. Diller exerts significant influence over both entities by virtue of his role as Chairman and Senior Executive at both companies, the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of Expedia Class B common stock outstanding and his voting power at IAC. In connection with and following the Expedia Spin-Off, Expedia Group and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost-Sharing Arrangements. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Cost sharing arrangements in effect during 2021 provided that each of Expedia Group and IAC cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be

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Certain Relationships and Related Person Transactions
spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff. Costs in 2021 for which IAC billed Expedia Group in connection with these arrangements amounted to approximately $416,000.
Aircraft Arrangements. Each of Expedia Group and IAC currently holds a 50% ownership interest in three aircraft that may be used by both companies (the, “Aircraft”). In April 2019, Expedia Group and IAC entered into an agreement to jointly acquire the third of the jointly-owned corporate aircraft for a total expected cost of approximately $72 million (including purchase and related costs) to be split evenly between the two companies. In 2019, we made an initial payment of $23 million (50% of the total purchase price and refurbishment costs) for our interest. 2020 payments were nominal and, in September 2021, we paid approximately $13 million representing Expedia Group’s respective share of the balance upon delivery of the third aircraft. Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.
In the event Mr. Diller ceases to serve as Chairman of either Expedia Group or IAC, each of Expedia Group or IAC will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant aircraft.
Members of the Aircraft flight crews are employed by an entity in which each of Expedia Group and IAC has a 50% ownership interest. Expedia Group and IAC share costs relating to flight crew compensation and benefits pro rata according to each company’s respective usage of the Aircraft, for which they are separately billed by the entity described above. In 2021 total payments of approximately $2.4 million were made to this entity by Expedia Group.
In addition, in December 2021, we entered into agreements pursuant to which we may use additional aircraft owned by a subsidiary of IAC on a cost basis.
Commercial Agreements. Since the IAC/Expedia Group Spin-Off, Expedia Group has continued to work with some of IAC’s businesses pursuant to a variety of commercial agreements. Expedia Group believes that these arrangements are ordinary course and have been negotiated at arm’s length; and none these agreements, whether taken individually or together with similar agreements, involve revenues to (or payments from) Expedia Group businesses in excess of $120,000 in 2021.
Relationship Involving Mr. Khosrowshahi
Egencia, our former corporate travel business, provided corporate travel services to Uber Technologies, Inc. (“Uber”). Mr. Khosrowshahi is Uber’s Chief Executive Officer and a member of Uber’s Board of Directors. In November 2021 we completed the sale of Egencia to American Express Global Business Travel. The terms of the Uber corporate travel agreement were standard for a client of Uber’s size and fees paid pursuant to the agreement in 2021 through the date the sale of Egencia was completed were less than $120,000.

2022 Proxy Statement	59	Expedia Group

Other Matters
Other Matters
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2021, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(C)

Equity compensation plans approved by security holders(2)	5,182,848	129.20(3)	10,567,882(4)
Equity compensation plans not approved by security holders(5)	4,563	—(6)	95,156
Total	5,187,411	—	10,663,038

(1)Excludes 8,208 securities with a weighted-average exercise price of $112.03 to be issued upon the exercise of outstanding stock options, which were granted pursuant to plans assumed by the Company in connection with the acquisition of HomeAway, Inc.
(2)Information relating to the Expedia Group 2005 Plan, and the Expedia Group, Inc. Employee Stock Purchase Plans (“ESPP”).
(3)Excludes the following equity-based awards outstanding as of December 31, 2021: (i) 6,201,908 securities issuable in connection with RSUs and PSUs (assuming target level performance) for which there is no related exercise price; (ii) grants of 14,794 SARs with a weighted-average exercise price of $104.31; and (iii) grants of 22,857 cash-settled RSUs.
(4)Includes 9,361,265 securities remaining available for issuance under the Expedia Group 2005 Plan, and 1,206,617 securities remaining available for issuance under the ESPP.
(5)Includes the Director Deferred Compensation Plan, as described in the section above titled “Compensation of Non-Employee Directors—Non-Employee Director Deferred Compensation Plan”.
(6)Excludes outstanding share units for which there is no related exercise price.
Annual Reports
Expedia Group’s Annual Report to Stockholders for 2021, which includes Expedia Group’s Annual Report on Form 10-K for the year ended December 31, 2021 (not including exhibits) is available at www.proxyvote.com. Upon written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, Expedia Group will provide, without charge, a paper copy of the Annual Report to Stockholders for 2021. Expedia Group will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report to Stockholders for 2021, including the Annual Report on Form 10-K (with exhibits), by accessing Expedia Group’s corporate website at www.expediagroup.com.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice of Internet Availability of Proxy Materials or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice of Internet Availability of Proxy Materials or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

Expedia Group	60	2022 Proxy Statement

Other Matters
Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice and/or set of our printed proxy materials, or you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or the Company if you are a stockholder of record. Stockholders of record can notify us by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
Proposals by Stockholders at 2023 Annual Meeting
Any proposals of stockholders which are intended to be presented at our 2023 annual meeting of stockholders must be received by our Corporate Secretary at its principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, on or before December 27, 2022 to be eligible for inclusion in our 2023 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a stockholder intends to present a proposal at our 2023 annual meeting of stockholders without inclusion of that proposal in our 2023 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our executive offices on or before March 12, 2023 or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2023 annual meeting of stockholders will confer authority on the proxy holders named therein to vote on the proposal at the meeting in their discretion. Additionally, notice of a solicitation of proxies for the 2023 annual meeting of stockholders in support of director nominees other than nominees recommended by our Nominating Committee must be received by our Corporate Secretary at our principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, on or before April 17, 2023 pursuant to, and in accordance with, the requirements of Rule 14a-19 of the Exchange Act.
Seattle, Washington
April 26, 2022

2022 Proxy Statement	61	Expedia Group

EXPEDIA GROUP, INC.
1111 EXPEDIA GROUP WAY W
SEATTLE, WA 98119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXPE2022**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74272-P69985-Z82100

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPEDIA GROUP, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Samuel Altman	☐	☐
1b. Beverly Anderson*	☐	☐
1c. Susan Athey	☐	☐
1d. Chelsea Clinton	☐	☐
1e. Barry Diller	☐	☐
1f. Craig Jacobson	☐	☐
1g. Peter Kern	☐	☐
1h. Dara Khosrowshahi	☐	☐
1i. Patricia Menendez Cambo*	☐	☐
1j. Alex von Furstenberg	☐	☐
1k. Julie Whalen*	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

*To be voted upon by the holders of Expedia Group, Inc.'s Common Stock voting as a separate class.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Expedia Group	62	2022 Proxy Statement

D74273-P69985-Z82100

Proxy — Expedia Group, Inc.

Notice of 2022 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting – June 16, 2022

The undersigned stockholder of Expedia Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2022, and hereby appoints each of Peter Kern, Robert Dzielak, and Michael Marron, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia Group, Inc. to be held on Thursday, June 16, 2022, at 10:30 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, IF PROPERLY PRESENTED AT THE ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(Items to be voted appear on reverse side.)

Expedia Group	63	2022 Proxy Statement